                                                                    Exhibit 10.7

                                         [COMPOSITE CONFORMED COPY INCORPORATING
                                              THE FIRST AMENDMENT AND THE SECOND
                                                     AMENDMENT AND MODIFICATION]



                               SUN COMPANY, INC.

                               __________________

                                  $500,000,000

                           REVOLVING CREDIT AGREEMENT

                               __________________


                          Dated as of October 3, 1995,

                        as amended as of March 28, 1997

                      and further amended and modified as

                             of September 30, 1997

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                                TABLE OF CONTENTS
                                -----------------

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                                                                                   Page
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
Section 1.    Amount and Terms of Credit .......................................     1

        1.01  Commitments ......................................................     1
        1.02  Minimum Amount of Each Borrowing; Maximum Number of Borrowings ...     4
        1.03  Notice of Borrowing of Syndicated Loans ..........................     5
        1.04  Competitive Bid Borrowings .......................................     6
        1.05  Disbursement of Funds ............................................     9
        1.06  Notes; Register ..................................................    10
        1.07  Pro Rata Borrowings ..............................................    11
        1.08  Interest .........................................................    11
        1.09  Conversions ......................................................    12
        1.10  Interest Periods .................................................    13
        1.11  Increased Costs, Illegality, Etc. ................................    14
        1.12  Compensation .....................................................    17
        1.13  Change of Applicable Lending Office ..............................    18

Section 2.    Letters of Credit ................................................    18

        2.01  Letters of Credit ................................................    18
        2.02  Minimum Stated Amount ............................................    19
        2.03  Letter of Credit Requests ........................................    19
        2.04  Letter of Credit Participations ..................................    20
        2.05  Agreement to Repay Letter of Credit Drawings .....................    23
        2.06  Increased Costs ..................................................    23

Section 3.    Fees; Commitments ................................................    24

        3.01  Fees .............................................................    24
        3.02  Adjustment of Commitments ........................................    25

Section 4.    Payments .........................................................    26

        4.01  Prepayments ......................................................    26
        4.02  Method and Place of Payment ......................................    28
        4.03  Net Payments .....................................................    28

Section 5.    Conditions Precedent .............................................    30

        5.01  Execution of Agreement; Notes ....................................    30

                                      (i)

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
        5.02  No Default, Etc ....................................................   30
        5.03  Officer's Certificate ..............................................   30
        5.04  Opinions of Counsel ................................................   30
        5.05  Subsequent Legal Opinions ..........................................   31
        5.06  Corporate Proceedings ..............................................   31
        5.07  Cancellation of Existing Revolving Credit Agreement ................   31
        5.08  Notice of Borrowing; Letter of Credit Request ......................   31

Section 6.    Representations, Warranties, and Agreements ........................   32

        6.01  Corporate Status ...................................................   32
        6.02  Corporate Power and Authority ......................................   32
        6.03  No Violation .......................................................   33
        6.04  Litigation .........................................................   33
        6.05  Financial Statements ...............................................   33
        6.06  Governmental Approvals .............................................   34
        6.07  Use of Proceeds; Compliance with Margin Regulations ................   34
        6.08  Investment Company Act .............................................   34
        6.09  Public Utility Holding Company Act .................................   34
        6.10  Environmental Matters ..............................................   34
        6.11  Compliance with ERISA ..............................................   35
        6.12  Disclosure of Information ..........................................   35

Section 7.    Covenants ..........................................................   36

        7.01  Financial Statements and Reports ...................................   36
        7.02  Compliance Certificates ............................................   37
        7.03  Payment of Taxes, Etc ..............................................   37
        7.04  Compliance with Laws, Etc ..........................................   37
        7.05  Maintenance of Insurance ...........................................   38
        7.06  Liens, Etc .........................................................   38
        7.07  Liquidations, Consolidations, Mergers and Sales, Etc. of Assets ....   38
        7.08  Subsidiary Indebtedness for Borrowed Money; Guaranties .............   39
        7.09  Consolidated Net Worth .............................................   39
        7.10  Maximum Leverage Ratio .............................................   39
        7.11  ERISA ..............................................................   39
        7.12  Maintenance of Existence ...........................................   40
        7.13  Inspection of Property, Books and Records; Discussions .............   40

                                      (ii)

                                                                                    Page
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
Section 8.    Events of Default ..................................................   41

        8.01  Principal ..........................................................   41
        8.02  Interest, Fees and Unpaid Drawings .................................   41
        8.03  Representations and Warranties .....................................   41
        8.04  Covenants ..........................................................   41
        8.05  Indebtedness .......................................................   41
        8.06  Insolvency, Etc ....................................................   42
        8.07  Judgments ..........................................................   42
        8.08  ERISA ..............................................................   42
        8.09  Change of Control ..................................................   43

Section 9.    The Agent ..........................................................   44

        9.01  Appointment ........................................................   44
        9.02  Nature of Duties ...................................................   44
        9.03  Lack of Reliance on the Agent ......................................   44
        9.04  Certain Rights of the Agent ........................................   45
        9.05  Reliance ...........................................................   45
        9.06  Indemnification ....................................................   45
        9.07  The Agent in its Individual Capacity ...............................   46
        9.08  Holders of Notes ...................................................   46
        9.09  Resignation by the Agent ...........................................   46

Section 10.   Definitions ........................................................   47

Section 11.   Miscellaneous ......................................................   60

        11.01 Payment of Expenses Etc. ...........................................   60
        11.02 Right of Setoff ....................................................   61
        11.03 Notices ............................................................   61
        11.04 Benefit of Agreement ...............................................   61
        11.05 No Waiver; Remedies Cumulative .....................................   64
        11.06 Payments Pro Rata ..................................................   64
        11.07 Calculations; Computations .........................................   65
        11.08 Governing Law; Waiver of Jury Trial ................................   65
        11.09 Counterparts .......................................................   65
        11.10 Effectiveness ......................................................   66
        11.11 Headings Descriptive ...............................................   66
        11.12 Amendment or Waiver ................................................   66
        11.13 Survival ...........................................................   66
        11.14 Domicile of Loans ..................................................   67
        11.15 Confidentiality ....................................................   67

                                     (iii)

ANNEX I   - Commitments
ANNEX II  - Notice Information


EXHIBIT A - Form of Notice of Competitive Bid Borrowing
EXHIBIT B - Form of Note
EXHIBIT C - Form of Letter of Credit Request
EXHIBIT D - Form of Opinion of Counsel
EXHIBIT E - Form of Opinion of White & Case
EXHIBIT F - Form of Assignment and Acceptance Agreement

                                      (iv)

          REVOLVING CREDIT AGREEMENT, dated as of October 3, 1995, among SUN COMPANY, INC., a Pennsylvania corporation (the "Company"), the financial institutions (each a "Bank" and, collectively, the "Banks") from time to time party hereto, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, THE BANK OF NOVA SCOTIA and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Co-Agents, and BANKERS TRUST COMPANY, acting in the manner and to the extent described in
Section 9 (in such capacity, the "Agent"). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings provided in Section 10.

                              W I T N E S S E T H :


          WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Company the credit facility provided for herein;

          NOW, THEREFORE, IT IS AGREED:

          Section 1. Amount and Terms of Credit.

          1.01 Commitments. (a) Subject to and upon the terms and conditions herein set forth, each Bank severally agrees, at any time and from time to time on and after the Effective Date and prior to the Expiry Date to make a loan or loans (each a "Syndicated Loan" and, collectively, the "Syndicated Loans") to the Company, which Syndicated Loans (x) shall, at the option of the Company, be either Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided herein, all Syndicated Loans made pursuant to the same Borrowing shall be of the same Type, (y) may be repaid and reborrowed in accordance with the provisions hereof and (z) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (1) such Bank's Percentage and (2) the sum of (I) the aggregate amount of all Letter of Credit Outstandings at such time (after giving effect to the application of the proceeds of any Syndicated Loan being incurred on such date) and (II) the aggregate principal amount of all Swingline Loans then outstanding (after giving effect to the application of the proceeds of any Syndicated Loan being incurred on such date), equals the Commitment of such Bank at such time. Notwithstanding the foregoing, the sum of (i) the aggregate principal amount of all Syndicated Loans outstanding at any time plus (ii) the aggregate amount of al Competitive Bid Loans outstanding at such time plus (iii) all Letter of Credit Outstandings at such time plus (iv) the aggregate principal amount of all Swingline Loans outstanding at such time, in each case after giving effect to any Borrowing of Loans then being made, shall not exceed the Total Commitment at such time.

          (b) Subject to and upon the terms and conditions herein set forth, each Bank severally agrees that the Company may incur a loan or loans (each a "Competitive Bid Loan" and, collectively, the "Competitive Bid Loans") pursuant to a Competitive Bid Borrowing from time to time on and after the Effective Date and prior to the date which is the Business Day preceding the date which is 30 days prior to the Expiry Date, provided that after giving effect to any Competitive Bid Borrowing then being made the sum of (i) the aggregate outstanding principal amount of all Competitive Bid Loans plus (ii) the aggregate outstanding principal amount of all Syndicated Loans plus (iii) all Letter of Credit Outstandings plus (iv) the aggregate outstanding principal amount of all Swingline Loans at such time will not exceed the Total Commitment at such time. Within the foregoing limits and subject to the conditions set forth in Section 1.04, Competitive Bid Loans may be repaid and reborrowed in accordance with the provisions hereof.

          (c) Subject to and upon the terms and conditions set forth herein, each Swingline Bank agrees to make at any time and from time to time after the First Amendment Effective Date and prior to the Swingline Expiry Date, a loan or loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Company, which Swingline Loans (v) shall be made and maintained as Base Rate Loans, (w) may be repaid and reborrowed in accordance with the provisions hereof, (x) shall not exceed in aggregate principal amount at any time outstanding, when combined with (I) the aggregate principal amount of all Syndicated Loans then outstanding plus (II) the aggregate principal amount of all Competitive Bid Loans then outstanding plus (III) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Syndicated Loans) at such time, an amount equal to the Total Commitment at such time, (y) shall not exceed for any Swingline Bank at any time outstanding that aggregate principal amount which equals the Maximum Swingline Exposure of such Swingline Bank and (z) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount.

          The Swingline Banks shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless the Swingline Banks have entered into arrangements satisfactory to them and the Company to eliminate the Swingline Banks' risk with respect to the Bank which is the subject of such Bank Default,including by cash collateralizing such Bank's Percentage of the outstanding Swingline Loans. Notwithstanding anything to the contrary contained in this Section 1.01(c), the Swingline Banks shall not make any Swingline Loans after they have received a written notice from the Company or the Required Banks stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Banks shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notices or (ii) the waiver of such Default or Event of Default by the Required Banks.

          (d) On any Business Day, the Swingline Banks may, in their sole discretion (and acting jointly), give notice to the Banks that their outstanding Swingline Loans shall be funded with a Borrowing of Syndicated Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 8.06 or upon the exercise of any of the remedies provided in the last paragraph of Section 8), in which case a Borrowing of Syndicated Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day from all Banks (without giving effect to any termination of the Total Commitment pursuant to the last paragraph of Section 8) pro rata on
                                                                     --- ----
the basis of their respective Percentages (determined before giving effect to any termination of the Total Commitment pursuant to the last paragraph of
Section 8) and the proceeds thereof shall be applied directly to the Swingline Banks to repay the Swingline Banks for their outstanding Swingline Loans. Each Bank hereby irrevocably agrees to make Syndicated Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Banks notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder,
(ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, (v) the amount of any Competitive Bid Loans made by such Bank and then outstanding and (vi) the amount of the Total Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding of the type referred to in Section 8.06 with respect to the Company), then each Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Company on or after such date and prior to such purchase) from the Swingline Banks such participations in the outstanding Swingline Loans of the Swingline Banks as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Percentages (determined before giving effect to any termination of the Total Commitment pursuant to the last paragraph of
Section 8); provided, that (x) all interest payable on the respective Swingline
            --------
Loans shall be for the account of the Swingline Banks until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay the Swingline Banks interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to Syndicated Loans maintained as Base Rate Loans hereunder for each day thereafter.

          1.02 Minimum Amount of Each Borrowinq; Maximum Number of Borrowings.
               --------------------------------------------------------------
The aggregate principal amount of each Borrowing of Syndicated Loans hereunder shall be not less than $15,000,000, and, in each case, if greater, shall be in an integral multiple of $l,000,000 or in the amount of the Total Unutilized Commitment, provided that Mandatory Borrowings shall be in the amounts required
            --------
by Section 1.01(d). The aggregate principal amount of each Borrowing of Swingline Loans hereunder shall be not less than $5,000,000, and, in each case, if greater, shall be in an integral multiple of $l,000,000. More than one Borrowing may be incurred on any date, provided that at no time shall there be outstanding more than fifteen Borrowings of Eurodollar Loans under this Agreement.

          1.03 Notice of Borrowinq of Syndicated Loans. (a) Whenever the Company
               ---------------------------------------
desires to incur a Borrowing of Syndicated Loans hereunder (excluding Borrowings of Syndicated Loans incurred pursuant to a Mandatory Borrowing), it shall give the Agent at its Notice Office prior to 11:OO A.M. (New York time) at least one Business Day's prior written notice of each Base Rate Loan and at least three Business Days' prior written notice of each Eurodollar Loan to be made hereunder. Each such notice (each, together with a notice of borrowing specified in Section 1.04, a "Notice of Borrowing") shall specify the aggregate principal amount of the Syndicated Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Syndicated Loans being made pursuant to such Borrowing are to be Base Rate Loans or Eurodollar Loans, and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Agent shall promptly give each Bank telephonic notice (confirmed in writing) of each proposed Borrowing of Syndicated Loans, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

          (b) (i) Whenever the Company desires to incur a Borrowing of Swingline Loans hereunder, it shall give the Agent and each of the Swingline Banks prior to 1:00 P.M. (New York time) on the day such Swingline Loan is to be incurred, written notice (or telephonic notice confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

          (ii) Without in any way limiting the obligation of the Company to confirm in writing any telephonic notice permitted to be given hereunder in respect of a Borrowing of Swingline Loans, the Swingline Banks may prior to receipt of written confirmation of such Borrowing act without liability upon the basis of such telephonic notice, believed by the Swingline Banks in good faith to be from the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the Company. In each such case, the Company hereby waives the right to dispute each Swingline Bank's record of the terms of such telephonic notice.

                   (iii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(d), with the Company irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(d).

                   1.04  Competitive Bid Borrowings. (a) Whenever the Company
                         --------------------------
desires to incur a Competitive Bid Borrowing, it shall deliver to the Agent by telecopy at its Notice Office not later than 11:00 A.M. (New York time) at least three Business Days prior to the date of such proposed Competitive Bid Borrowing, a written notice substantially in the form of Exhibit A hereto (a "Notice of Competitive Bid Borrowing"), such notice to specify in each case (i) the date (which shall be a Business Day) and the aggregate amount of the proposed Competitive Bid Borrowing (which shall not be less than $10,000,000),
(ii) the maturity date for repayment of each Competitive Bid Loan to be made as part of such Competitive Bid Borrowing (which maturity date may not be later than the Expiry Date), (iii) the interest payment date or dates relating thereto (which shall be at least every three months in the case of maturities in excess of three months) and (iv) any other terms to be applicable to such Competitive Bid Borrowing. Notwithstanding the foregoing, whenever the Company desires to incur a Same-Day Competitive Bid Borrowing, it shall deliver to the Agent and each of the Same-Day Competitive Bid Banks on or prior to 9:30 A.M. (New York time) on the day such Same-Day Competitive Bid Borrowing is to be made, a Notice of Competitive Bid Borrowing otherwise meeting the requirements contained above in this Section 1.04(a). The Agent shall promptly notify each Bank of each such request for a Competitive Bid Borrowing (other than a Same-Day Competitive Bid Borrowing) received by it from the Company by telecopying such Bank a copy of the related Notice of Competitive Bid Borrowing.

                   (b) Each Bank shall, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Loans to the Company as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Bank in its sole discretion and determined by such Bank independently of each other Bank, by notifying the Agent in writing (which shall give prompt written notice thereof to the Company), before 10:00 A.M. (New York time) on the date (the "Reply Date") which is two Business Days before the date of such proposed Competitive Bid Borrowing, of the minimum amount, if any, and maximum amount of each Competitive Bid Loan which such Bank would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of Section 1.01(b), exceed such Bank's Commitment) and the rate or rates of interest therefor; provided that if the Agent in its capacity as a Bank shall, in its sole discretion, elect to make any such offer, it shall notify the Company in writing of such offer before 9:30 A.M. (New York time) on the Reply Date. Notwithstanding the foregoing, in the case of a Same-Day Competitive Bid Borrowing, each Same-Day Competitive Bid Bank shall, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Loans to the Company as part of such proposed Same-Day Competitive Bid Borrowing at a rate or rates of interest specified by such Same-Day Competitive Bid Bank in its sole discretion and determined by such Same-Day Competitive Bid Bank independently of each other Same-Day Competitive Bid Bank, by notifying the Agent and the Company in writing, on or before 10:30 A.M. (New York time) on the date of such proposed Same-Day Competitive Bid Borrowing, of the minimum amount, if any, and maximum amount of each Competitive Bid Loan which such Same-Day Competitive Bid Bank would be willing to make as part of such proposed Same-Day Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of Section 1.01(b), exceed such Same-Day Competitive Bid Bank's Commitment) and the rate or rates of interest therefor. If any Bank shall elect not to make such an offer, such Bank shall so notify the Agent, before 10:00 A.M. (New York time) on the Reply Date (or on or before 10:15 A.M. (New York time) on the date of the proposed Same-Day Competitive Bid Borrowing, as the case may be), and such Bank shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing; provided that the failure by any Bank to give such notice shall not cause such Bank to be obligated to make any Competitive Bid Loan as part of such proposed Competitive Bid Borrowing.

                   (c) The Company shall, in turn, before 12:00 Noon (New York time) on the Reply Date (or on or before 11:00 A.M. (New York time) on the date of the proposed Same-Day Competitive Bid Borrowing, as the case may be), either

                   (1) cancel such Competitive Bid Borrowing by giving the Agent notice (in writing or by telephone confirmed in writing) to that effect, or

                   (2) accept one or more of the offers made by any Bank or Banks pursuant to clause (b) above by giving notice (in writing or by telephone confirmed in writing) to the Agent of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, if any, and equal to or less than the maximum amount, notified to the Company by the Agent on behalf of such Bank for such Competitive Bid Borrowing) and reject any remaining offers made by Banks pursuant to clause (b) above by giving the Agent notice to that effect; provided that acceptance of offers may only be made on the basis of ascending Absolute Rates commencing with the lowest rate so offered; provided further, however, if offers are made by two or more Banks at the same rate and acceptance of all such equal offers would result in a greater principal amount of Competitive Bid Loans being accepted than the aggregate principal amount requested by the Company, the Company shall have the right to accept one or more such equal offers in their entirety and reject the other equal offer or offers or to allocate acceptance among all such equal offers (but giving effect to the minimum amounts, if any, and maximum amounts specified for each such offer pursuant to clause (b) above), as the Company may elect in its sole discretion.

         In addition to the foregoing, in the case of a Same-Day Competitive Bid Borrowing, any notices required to be given by the Company to the Agent as provided in clause (1) or (2) above, shall concurrently be given by the Company to the respective Same-Day Competitive Bid Banks.

                   (d) If the Company notifies the Agent that such Competitive Bid Borrowing is cancelled pursuant to clause (c) (1) above, the Agent shall give prompt written notice thereof to the Banks and such Competitive Bid Borrowing shall not be made.

                   (e) If the Company accepts one or more of the offers made by any Bank or Banks pursuant to clause (c) (2) above, the Agent shall in turn promptly notify (in writing or by telephone confirmed in writing) (x) each Bank that has made an offer as described in clause (b) above, as well as each other Bank, of the date, maturity date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Bank pursuant to clause (b) above have been accepted by the Company and (y) each Bank that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Loan to be made by such Bank as part of such Competitive Bid Borrowing.

                  1.05  Disbursement of Funds. (a) (i) No later than 12:00 Noon
                        ---------------------
(New York time) on the date of each Borrowing of Syndicated Loans (including Syndicated Loans incurred pursuant to a Mandatory Borrowing) and Competitive Bid Loans (other than Competitive Bid Loans incurred pursuant to a Same-Day Competitive Bid Borrowing) and (ii) no later than 3:00 P.M. (New York time) on the date of each Borrowing of Swingline Loans and Competitive Bid Loans incurred pursuant to a Same-Day Competitive Bid Borrowing, each Bank required to participate therein will make available its share of such Borrowing (as specified in (w) Section 1.03(a) in the case of a Borrowing of Syndicated Loans (other than Syndicated Loans incurred pursuant to a Mandatory Borrowing), (x)
Section 1.03(b) (i) in the case of a Borrowing of Swingline Loans, (y) Section 1.01(d) in the case of a Borrowing of Syndicated Loans incurred pursuant to a Mandatory Borrowing or (z) Section 1.04(e) in the case of a Competitive Bid Borrowing), in Dollars and in immediately available funds at the Agent's Payment Office, provided that if any Loans of such Bank are maturing or being prepaid on such date, such Bank shall only so make available the amount by which the aggregate principal amount of the Loans to be made by such Bank on such date exceeds the aggregate principal amount of the Loans of such Bank so maturing or being prepaid. The Agent will make available to the Company at the Payment Office the aggregate of the amounts (if any) so made available by the Banks.

                   (b) Unless the Agent shall have been notified by any Bank prior to the date of a Borrowing that such Bank does not intend to make available to the Agent such Bank's portion of a Borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date and the Agent may make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank on the date of Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Bank together with interest at the overnight Federal Funds Rate. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Company, and the Company shall immediately pay such corresponding amount to the Agent together with interest at the rate specified for the Borrowing which includes such amount paid. Nothing in this Section 1.05(b) shall be deemed to relieve any Bank from its obligation to fulfill its obligation to make Loans hereunder or to prejudice any rights which the Company may have against any Bank as a result of any default by such Bank hereunder.

                  1.06 Notes: Resister. (a) The Company's  obligation to pay the
                       ---------------
principal of, and interest on, the Syndicated Loans and Swingline Loans made by each Bank shall be evidenced (i) if Syndicated Loans, by a promissory note duly executed and delivered by the Company substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each a "Syndicated Note" and, collectively, the "Syndicated Notes") and (ii) if Swingline Loans, by a promissory note duly executed and delivered by the Company substantially in the form of Exhibit G with blanks appropriately completed in conformity herewith (each a "Swingline Note" and, collectively, the "Swingline Notes"). The Syndicated Note issued to each Bank shall (i) be payable to the order of such Bank and be dated the date of this Agreement, (ii) be in a stated principal amount equal to the Commitment of such Bank and be payable in the outstanding principal amount of the Syndicated Loans evidenced thereby, (iii) mature on the Expiry Date, (iv) bear interest on the unpaid principal amount thereof as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (v) be subject to voluntary prepayment as provided in Section 4.01(a) and mandatory repayment as provided in Sections 4.01(b) and (c), and (vi) be entitled to the benefits of this Agreement and the other Credit Documents. The Swingline Note issued to each Swingline Bank shall (i) be payable to the order of such Swingline Bank and be dated the First Amendment Effective Date, (ii) be in a stated principal amount equal to the Maximum Swingline Exposure of such Swingline Bank and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby, (iii) mature on the Swingline Expiry Date,
(iv) bear interest on the unpaid principal amount thereof as provided in Section
1.08 in respect of the Base Rate Loans evidenced thereby, (v) be subject to voluntary prepayment as provided in Section 4.01(a), and mandatory repayment as provided in Sections 4.01(b) and (c), and (vi) be entitled to the benefits of this Agreement and the other Credit Documents. Each Bank will note on its internal records the amount of each Syndicated Loan and Swingline Loan made by it and each payment in respect thereof and will prior to any transfer of its Notes endorse on the reverse side thereof the outstanding principal amount of the Syndicated Loans or Swingline Loans, as the case may be, evidenced thereby. Failure to make any such notation shall not affect the Company's obligations in respect of such Syndicated Loans or Swingline Loans, as the case may be.

          (b) The Agent shall maintain at its Payment Office a register for the recordation of the names and addresses of the Banks, the Commitments of the Banks from time to time and the principal amount of the Syndicated Loans, Swingline Loans and Competitive Bid Loans owing to each Bank from time to time, together with the maturity and interest rates applicable to each Competitive Bid Loan, and other terms applicable thereto (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          1.07 Pro Rata Borrowinqs. Except as otherwise specifically
               -------------------
contemplated by this Agreement, all Borrowings of Syndicated Loans shall be made by the Banks simultaneously and in such amount as necessary so that after giving effect thereto, to the extent possible, the outstanding Syndicated Loans of each Bank shall bear the same proportion to all outstanding Syndicated Loans of all Banks as such Bank's Commitment bears to the Total Commitment. All Borrowings of Swingline Loans shall be made by the Swingline Banks simultaneously and on a pro
                                                                             ---
rata basis (i.e., each Swingline Bank shall make a Swingline Loan in an amount
----        ----
equal to 50% of the aggregate amount of the Swingline Loans requested to be made pursuant to any Borrowing thereof). It is understood that no Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its Commitment hereunder.

          1.08 Interest. (a) The Company agrees to pay interest in respect of
               --------
the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Company until maturity(whether by acceleration or otherwise) at a rate per annum which shall be the Base Rate in effect from time to time, provided, however, that interest in respect of the unpaid principal amount of each Borrowing of Swingline Loans shall be a rate per annum equal to (x) the Federal Funds Rate in effect from time to time plus 1% for the first five Business Days of each Borrowing of such Swingline Loans and (y) the Base Rate in effect from time to time for each day thereafter.

          (b) The Company agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Company until maturity (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be the Applicable Eurodollar Margin in effect from time to time during such Interest Period plus the relevant Quoted Rate for such Interest Period.

          (c) The Company agrees to pay interest in respect of the unpaid principal amount of each Competitive Bid Loan from the date the proceeds thereof are made available to the Company until maturity (whether by acceleration or otherwise) at the rate or rates per annum specified pursuant to Section 1.04(b) by the Bank making such Loan and accepted by the Company pursuant to Section 1.04(c) (2).

          (d) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and overdue Fees shall bear interest at a rate per annum equal to the greater of (i) 1% per annum plus the Base Rate in effect from time to time and (ii) the rate which is 1% in excess of the rate then borne by such Loan.

          (e) Interest on each Loan shall accrue from the date the proceeds thereof are made available to the Company to but excluding the date of any repayment thereof and shall be payable (w) with respect to any Base Rate Loan, quarterly in arrears on each Quarterly Date, (x) with respect to any Eurodollar Loan, on the last day of the Interest Period applicable thereto and in the case of any such Eurodollar Loan having an Interest Period of longer than three months also on the last day of each three-month period after the initial date of such Interest Period, (y) with respect to any Competitive Bid Loan, at such times, if any, as are specified in the Notice of Competitive Bid Borrowing relating thereto and (z) in each case, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

          (f) The Agent, upon determining the Quoted Rate for any Interest Period shall promptly notify by telephone or in writing the Company and the Banks thereof.

          1.09 Conversions. The Company shall have the option to convert pro
               -----------
rata on any Business Day all or a portion equal to at least $15,000,000 of the outstanding principal amount of the Syndicated Loans made pursuant to a single Borrowing from one Type of Syndicated Loans into another Type, provided that (i) except as otherwise provided in Section 1.11(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no such partial conversion of

Eurodollar Loans shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to a single Borrowing to less than $15,000,000, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is then in existence and (iii) no conversion pursuant to this Section
1.09 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Company giving the Agent at least three Business Days' prior telephonic (promptly confirmed in writing) notice (a "Notice of Conversion") no later than 11:00 A.M. (New York time) specifying the Syndicated Loans to be converted, and if to be converted into Eurodollar Loans, the initial Interest Period to be applicable thereto. The Agent shall give each Bank prompt written or telephonic notice of any such conversion of Syndicated Loans. Upon any such conversion, the proceeds thereof will be applied directly on the date of such conversion to repay the outstanding principal amount of the Syndicated Loans being converted.

          1.10 Interest Periods. At the time the Company gives any Notice of
               ----------------
Borrowing or Notice of Conversion, in each case in respect of Syndicated Loans that are to be made as, or are to be converted into, Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loans (in the case of subsequent Interest Periods), the Company shall have the right to elect by giving the Agent written notice (or telephonic notice confirmed in writing) the interest period (each an "Interest Period") applicable to such Eurodollar Loans, which Interest Period shall, at the option of the Company, be either a one, two, three or six month period, provided that: (i) the Interest Period for any Eurodollar Loan shall commence on the date of such Eurodollar Loan (including the date of any conversion thereto); (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, however, that if any Interest Period in respect of a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (iii) no Interest Period may be elected at any time when a Default or an Event of Default is in existence; and
(iv) no Interest Period shall extend beyond the Expiry Date. If upon the expiration of any Interest Period, the Company has failed to elect a new Interest Period to be applicable to the respective Eurodollar Loans as provided above or a Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Loans into Base Rate Loans effective as of the expiration of such Interest Period.

          1.11  Increased Costs, Illegality. Etc. (a) In the event that any Bank
                --------------------------------
shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties but, with respect to the following clause (i), shall be made only after consultation with the Company and the Agent):

          (i) on any date for determining the Quoted Rate for any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the New York interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Quoted Rate; or

          (ii) at any time, that the relevant Quoted Rate shall not represent the effective pricing to such Bank for funding or maintaining the affected Eurodollar Loan or Competitive Bid Loan, as the case may be, because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, guideline or order (or any interpretation thereof and including the imposition of any new law or governmental rule, regulation, guideline or order) and/or (y) other circumstances arising after the date of this Agreement affecting such Bank, the New York interbank Eurodollar market or the position of such Bank in such market (such as, for example, but not limited to a change in official reserve requirements to the extent not covered by Section 1.11(c)); or

          (iii) at any time, that the making or continuance of any Eurodollar Loan or any Competitive Bid Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order, or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the New York interbank Eurodollar market;

then, and in any such event, such Bank shall on such date give notice (by telephone confirmed in writing) to the Company and to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other

Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Company and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Company with respect to Eurodollar Loans which have not yet been incurred shall be rescinded by the Company, (y) in the case of clause (ii) above, the Company shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall reasonably determine) as shall be required to compensate such Bank for such increased costs or reduction in amounts received or receivable hereunder (a written notice as to additional amounts owed such Bank, showing the basis for the calculation thereof, submitted to the Company by such Bank shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto) and (z) in the case of clause (iii) above, take one of the actions specified in Section 1.11(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any of its Eurodollar Loans or Competitive Bid Loans are affected by the circumstances described in Section 1.11(a), the Company may (and in the case of any such Loan affected pursuant to Section 1.11(a) (iii) shall) either (x) if the affected Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Agent telephonic (confirmed in writing) notice thereof on the same date that the Company was notified by a Bank pursuant to Section 1.11(a), or (y) if the affected Loan or Loans are then outstanding, upon at least three Business Days' written notice to the Agent, (i) if a Eurodollar Loan, require the affected Bank to convert each Eurodollar Loan so affected into a Base Rate Loan or Loans (with the proceeds of such Base Rate Loans to be applied to the repayment of the Eurodollar Loan being converted), provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.11(b) or (ii) if a Competitive Bid Loan, repay such Competitive Bid Loan in full.

          (c) In the event that any Bank shall reasonably determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that by reason of Regulation D such Bank is required to maintain reserves in respect of Eurodollar Loans or liability during any period it has a Eurodollar Loan or

Competitive Bid Loan outstanding, then such Bank shall promptly notify the Company by telephone confirmed in writing specifying the additional amounts required to indemnify such Bank against the cost of maintaining such reserves (such written notice to provide in sufficient detail a computation of such additional amounts) and the Company shall directly pay to such Bank such specified amounts as additional interest at the time that it is otherwise required to pay interest in respect of such Eurodollar Loan or Competitive Bid Loan, as the case may be, or, if later, on demand.

                 (d) If any Bank reasonably determines at any time that any applicable law, rule, regulation, guideline or order regarding capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the administration or interpretation thereof or compliance by such Bank (or its applicable lending office) or any Person controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any Person controlling such Bank based on the existence of such Bank's commitments hereunder or its obligations hereunder, then the Company shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such Person for the increased cost to such Bank as a result of such increase of capital. Each Bank's determination of compensation owing under this Section 1.11(d) shall, absent manifest error, be presumptively valid and binding on all parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.11(d), will give prompt written notice thereof to the Company (with a copy to the Agent), which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Company's obligations to pay additional amounts pursuant to this Section 1.11(d), provided that the Company shall not be obligated to pay such additional amounts until such time as it has received such notice.

                 (e)   If the Company shall, as a result of the requirements of
Section 1.11(d), be required to pay any Bank the additional costs referred to in such Section and the Company shall deem such additional amounts to be material and not comparable to the amounts being charged by the other Banks pursuant to said Section, the Company shall have the right (unless such Bank withdraws its request for additional compensation), if no Default or Event of Default then exists, to replace such Bank with another financial institution satisfactory to the Agent provided that (i) the obligations of the Company owing to the Bank being replaced (including, without limitation, such increased costs) shall be paid in full to such Bank concurrently with such replacement, (ii) the replacement financial institution shall execute an Assignment and Acceptance pursuant to which it becomes a party hereto with a Commitment equal to that of the Bank being replaced and shall make a Loan or Loans in the aggregate principal amount equal to the aggregate outstanding amount of the Loan or Loans of the Bank being replaced and (iii) upon such execution of such Assignment and Acceptance and the payment of the amounts referred to in clause (i) above, the replacement financial institution shall constitute a "Bank" hereunder with a Commitment as so specified and the Bank being so replaced shall no longer constitute a "Bank" hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such replaced Bank for the period during which such replaced Bank was a "Bank" hereunder.

                  1.12 Compensation. The Company shall compensate each Bank
                       ------------
(but, in the case of Competitive Bid Loans under clause (i) below, only a Bank which is to make a Competitive Bid Loan pursuant to Section 1.04(b)), upon its written request (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by such Bank to lenders of funds borrowed by it to make or carry its Eurodollar Loans or Competitive Bid Loans, in each case to the extent not recovered by such Bank in connection with the re-employment of such funds), which such Bank may sustain: (i) if for any reason (other than a default by such Bank) a Borrowing of, or conversion from or into, Eurodollar Loans or a Borrowing of Competitive Bid Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn), (ii) if any repayment (including any prepayment pursuant to Section 4.01) or conversion of any of its Eurodollar Loans or any repayment of its Competitive Bid Loans occurs on a date which is not the last day of an Interest Period applicable thereto or the maturity date thereof, as the case may be, or (iii) as a consequence of (x) any other default by the Company to repay its Eurodollar Loans or Competitive Bid Loans when required by the terms of this Agreement or (y) an election made by the Company pursuant to
Section 1.11(b).

                  1.13 Change of Applicable Lending Office. Each Bank agrees
                       -----------------------------------
that, upon the occurrence of any event giving rise to the operation of Section 1.11(a) (ii) or (iii), 1.11(c), 1.11(d) or 4.03 with respect to such Bank, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage (as determined by such Bank in its sole discretion), with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.13 shall affect or postpone any of the obligations of the Company or the right of any Bank provided in Section 1.11 or 4.03.

                  Section 2. Letters of Credit.
                             -----------------

                  2.01 Letters of Credit. (a) Subject to and upon the terms and
                       -----------------
conditions herein set forth, the Company may request that any Issuing Bank issue, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Expiry Date, for the account of the Company, one or more irrevocable standby letters of credit in a form acceptable to such Issuing Bank to support obligations, contingent or otherwise, of the Company or any of its Subsidiaries (each such standby letter of credit, a "Letter of Credit")

                  (b) Each Issuing Bank hereby agrees that, subject to the terms and conditions set forth herein, it will, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Expiry Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Company one or more Letters of Credit in support of those obligations described in clause (a) of this Section 2.01, provided that no Issuing Bank shall be under any obligation to issue any Letter of Credit if at the time of such issuance:

                  (i) any order, judgment or decree of any governmental authority or arbitrator shall enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the Effective Date and which such Issuing Bank in good faith deems material to it;

                 (ii) such Issuing Bank shall have received notice from the Required Banks prior to the issuance of such Letter of Credit of the type described in the penultimate sentence of Section 2.03(b); or

                 (iii) a Bank Default exists unless such Issuing Bank has entered into arrangements satisfactory to it and the Company to eliminate such Issuing Bank's risk with respect to the Bank which is the subject of the Bank Default, including by having the Company cash collateralize such Bank's Percentage of the Letter of Credit Outstandings.

                 (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $300,000,000 or (y) when added to the aggregate principal amount of all Syndicated Loans, Swingline Loans and Competitive Bid Loans then outstanding, an amount equal to the Total Commitment at such time and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the fifth Business Day preceding the Expiry Date, on terms acceptable to the Issuing Bank thereof) and (y) the fifth Business Day preceding the Expiry Date.

                  2.02 Minimum Stated Amount. The Stated Amount of each Letter
                       ---------------------
of Credit shall not be less than $500,000 or such lesser amount as may be acceptable to the respective Issuing Bank.

                  2.03 Letter of Credit Requests. (a) Whenever the Company
                       -------------------------
desires that a Letter of Credit be issued for its account, the Company shall give the respective Issuing Bank

(with copies to be sent to the Agent and the other Banks) written notice thereof in the form of Exhibit C hereto not later than 11:00 A.M. (New York time) at least five Business Days (or such shorter period as is acceptable to such Issuing Bank in any given case) prior to the proposed date of issuance (each such request, a "Letter of Credit Request"), which Letter of Credit Request shall include any other documents that such Issuing Bank customarily requires in connection therewith.

                  (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Company that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless such Issuing Bank has received written notice from the Agent or the Required Banks before it issues a Letter of Credit that one or more of the conditions specified in Section 5 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Bank may issue the requested Letter of Credit for the account of the Company in accordance with such Issuing Bank's usual and customary practices. Upon its issuance of any Letter of Credit or any amendment thereto, such Issuing Bank shall promptly notify each Bank of such issuance or amendment, which notice shall be accompanied by a copy of the Letter of Credit or amendment actually issued.

                  2.04 Letter of Credit Participations. (a) Immediately upon
                       -------------------------------
the issuance by any Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each other Bank, and each such Bank (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Company under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Agent for the account of the Participants as provided in Section 3.01(c) and the Participants shall have no right to receive any portion of any Facing
Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments of the Banks pursuant to Section 11.04(c), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this

Section 2.04 to reflect the new Percentages of the assigning and assignee Bank.

                   (b) In determining whether to pay under any Letter of Credit, no Issuing Bank shall have any obligation relative to the Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by such Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability.

                   (c) In the event that an Issuing Bank makes any payment under any Letter of Credit and the Company shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.05(a), such Issuing Bank shall promptly notify the Agent, and the Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Agent for the account of such Issuing Bank, the amount of such Participant's Percentage of such unreimbursed payment in lawful money of the United States of America and in immediately available funds; provided, however, that no Participant shall be obligated to pay to the Agent its Percentage of such unreimbursed amount for any wrongful payment made by such Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank. If the Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Agent for the account of such Issuing Bank such Participant's Percentage of the amount of such payment on such Business Day in lawful money of the United States of America and in immediately available funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the Agent for the account of such Issuing Bank, such Participant agrees to pay to the Agent for the account of such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from the date such Participant is so notified by the Agent until the date such amount is paid to the Agent for the account of such Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to the Agent for the account of such Issuing Bank its Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Agent for the account of such Issuing Bank its Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Agent for the account of such Issuing Bank such other Participant's Percentage of any such payment.

               (d) Whenever any Issuing Bank receives a payment from the Company of a reimbursement obligation as to which the Agent has received for the account of such Issuing Bank any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to the Agent and the Agent shall promptly pay to each Participant which has paid its Percentage thereof, in lawful money of the United States of America and in immediately available funds, an amount equal to such Participant's Percentage thereof.

               (e) The obligations of the Participants to make payments to the Agent for the account of any Issuing Bank with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

               (ii) the existence of any claim, set-off, defense or other right which the Company or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Issuing Bank, any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Company, any Subsidiary of the Company and the beneficiary named in any such Letter of Credit);

               (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                  (v)  the occurrence of any Default or Event of Default.

                  2.05 Agreement to Repay Letter of Credit Drawings. (a) The
                       --------------------------------------------
Company hereby agrees to reimburse the respective Issuing Bank, by making payment directly to such Issuing Bank for its own account in lawful money of the United States of America and in immediately available funds at the applicable payment office of such Issuing Bank, for any payment or disbursement made by such Issuing Bank under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date of, such payment or disbursement with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Issuing Bank was reimbursed therefor at a rate per annum which shall be 1% in excess of the Base Rate as in effect from time to time, with such interest also to be payable on demand.

                  (b) The Company's obligations under this Section 2.05 to reimburse each Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon as provided in Section 2.05(a)) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had against any Bank (including in its capacity as an Issuing Bank or Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing or any circumstance described in Section 2.04(e); provided, however, that the Company shall not be obligated to reimburse any Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank.

                  2.06 Increased Costs. If at any time after the Effective Date,
                       ---------------
the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), or any change in generally accepted accounting principles, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by such Issuing Bank or participated in by any Participant, or (ii) impose on such Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to such Issuing Bank or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Issuing Bank or such Participant hereunder, then, upon demand (which demand shall be given by such Issuing Bank or such Participant, as the case may be, promptly after it determines such increased cost or reduction is applicable to Letters of Credit issued hereunder) to the Company by such Issuing Bank or such Participant, as the case may be (a copy of which notice shall be sent by such Issuing Bank or such Participant to the Agent), the Company shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Issuing Bank or such Participant for such increased cost or reduction. A certificate submitted to the Company by such Issuing Bank or such Participant, as the case may be (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant as aforesaid shall, absent manifest error, be final and conclusive and binding on the Company.

                  Section 3. Fees; Commitments.
                             -----------------

                  3.01 Fees. (a) The Company agrees to pay to the Agent a
                       ----
facility fee ("Facility Fee") for the account of each Bank for the period commencing on and including the earlier of (i) the Effective Date and (ii) October 18, 1995 to but excluding the Expiry Date (or such earlier date as the Total Commitment shall have been terminated) computed at a rate equal to the Applicable Facility Fee Percentage on the daily Commitment of such Bank. Accrued Facility Fees shall be due and payable quarterly in arrears on each Quarterly Date and on the Expiry Date or on such earlier date as the Total Commitment shall be terminated.

                  (b) The Company agrees to pay to the Agent for its account, when and as payable, such fees as have been agreed to in writing by the Company and the Agent.

                  (c) The Company agrees to pay to the Agent for distribution to each Bank (based on each Bank's Percentage) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination date of such Letter of Credit, computed at a rate per annum equal to the Applicable Eurodollar Margin, as in effect from time to time, on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Date and, with respect to each Letter of Credit, on the date upon which such Letter of Credit terminates in accordance with its terms.

                  (d) The Company agrees to pay directly to the respective Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued hereunder by such Issuing Bank (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination date of such Letter of Credit, computed at a rate per annum equal to l/8 of 1% on the daily Stated Amount of such Letter of Credit, provided, that in any event the minimum amount of the Facing Fee for each Letter of Credit shall be $500 (it being agreed that, at the time of any termination, expiration or extension of a Letter of Credit, if $500 exceeds the amount of Facing Fees theretofore paid or then accrued with respect to such Letter of Credit, the amount of such excess shall be payable on the next date upon which accrued Facing Fees are otherwise payable with respect to Letters of Credit as provided in the following sentence). Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Date and, with respect to each Letter of Credit, on the date upon which such Letter of Credit terminates in accordance with its terms.

                  (e) The Company agrees to pay to the respective Issuing Bank upon each drawing under, issuance of, or amendment to, any Letter of Credit such amount as shall at the time of such event be the administrative charge which such Issuing Bank is imposing in connection with such occurrences with respect to letters of credit.

                  3.02 Adjustment of Commitments. (a) Upon at least three
                       -------------------------
Business Days' prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Company shall have the right, without premium or penalty, to terminate the Total Unutilized Commitment in whole or in part, in integral multiples of $25,000,000 in the case of partial terminations, provided that any such termination shall apply proportionately to the Commitment of each of the Banks.

          (b) The Total Commitment (and the Commitment of each Bank) shall terminate on the Expiry Date.

          Section 4.  Payments.
                      --------

          4.01  Prepayments. (a) The Company shall have the right to voluntarily
                -----------
prepay the outstanding Syndicated Loans in whole or in part, without premium or penalty from time to time on the following terms and conditions: (i) the Company shall give the Agent at its Notice Office at least two Business Days' (three Business Days' in the case of Eurodollar Loans) prior written notice (or telephonic notice confirmed in writing) no later than 11:00 A.M. (New York time) of its intent to prepay such Syndicated Loans, the amount of such prepayment and the Borrowing(s) pursuant to which made, which notice the Agent shall promptly transmit to each of the Banks; (ii) each partial prepayment of Syndicated Loans made pursuant to a single Borrowing shall be in an aggregate principal amount of not less that $15,000,000 or, if greater, in an integral multiple of $5,000,000, provided that no partial prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the aggregate outstanding principal amount of such Eurodollar Loans to less than $15,000,000 and (iii) each prepayment in respect of any Syndicated Loans made pursuant to a Borrowing shall be applied pro rata among such Syndicated Loans. The Company shall have the right to voluntarily prepay the outstanding Swingline Loans in whole or in part, without premium or penalty from time to time on the following terms and conditions: (i) the Company shall give the Agent at its Notice Office written notice thereof (or telephonic notice confirmed in writing) no later than 11:OO A.M. (New York time) on the day of such prepayment, which notice shall specify the amount of such prepayment and which notice the Agent shall promptly transmit to the Swingline Banks, (ii) each partial prepayment of Swingline Loans shall be in an aggregate principal amount of not less than $l,000,000 or, if greater, in an integral multiple of $500,000 and (iii) each prepayment in respect of any Borrowing of Swingline Loans shall be applied pro rata to the Swingline Loans of the Swingline Banks (based on the
           --- ----
outstanding principal amount thereof). The Company may not voluntarily prepay any

Competitive Bid Loans pursuant to this Section 4.01(a) without the consent of the Bank which made same.

          (b) The Company shall repay to each Bank the principal amount of Loans outstanding to such Bank, together with all interest, Fees and other amounts owing to such Bank (including, without limitation, amounts owing pursuant to Sections 1.11 and 1.12) on the date on which such Bank is replaced pursuant to Section 1.11(e).

          (c) If on any date, after giving effect to any prepayment on such date pursuant to Section 4.01(b), the sum of (1) the outstanding principal amount of Syndicated Loans plus (2) the outstanding principal amount of Competitive Bid Loans plus (3) the outstanding principal amount of Swingline Loans plus (4) the Letter of Credit Outstandings exceeds the Total Commitment as then in effect, the Company shall repay on such date principal of outstanding Swingline Loans and, after all Swingline Loans have been repaid in full, principal of outstanding Syndicated Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Syndicated Loans, the sum of (1) the outstanding principal amount of Competitive Bid Loans plus (2) the Letter of Credit Outstandings exceeds the Total Commitment as then in effect, the Company shall repay on such date the principal of Competitive Bid Loans in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all outstanding Syndicated Loans, the sum of
(1) the outstanding principal amount of Competitive Bid Loans plus (2) the Letter of Credit Outstandings exceeds the Total Commitment as then in effect, the Company shall repay on such date the principal of Competitive Bid Loans in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all outstanding Loans as provided above in this Section 4.01(c), the Letter of Credit Outstandings exceed the Total Commitment as then in effect, the Company shall pay to the Agent at the Payment Office on such date an amount of cash equal to the amount of such excess, such cash to be held as security for all obligations of the Company hereunder in a cash collateral account established by the Agent.

          (d) Each prepayment of Syndicated Loans, except prepayments pursuant to Section 4.01(b), in respect of any Syndicated Loans made pursuant to a Borrowing shall be applied pro rata among such Syndicated Loans. Each prepayment pursuant to Section 4.01(c) in respect of Syndicated Loans shall be applied (i) first, to Borrowings of Base Rate Loans then outstanding and Borrowings of Eurodollar Loans with Interest Periods ending on the date of prepayment and (ii) second, to the extent in excess thereof, to Borrowings of Eurodollar Loans then outstanding. The Company may designate the specified Borrowings to be repaid or, in the absence of such designation by the Company, the Agent shall make such designation in its sole discretion. Each prepayment of Competitive Bid Loans pursuant to Section 4.01(c) shall be applied pro rata among all outstanding Competitive Bid Loans. Each prepayment of Swingline Loans, except prepayments pursuant to Section 4.01(b), shall be applied to the Swingline Loans of each of the Swingline Banks on a pro rata basis (based on the outstanding
                                    --- ----
principal amount thereof).

          4.02  Method and Place of Payment. Except as otherwise specifically
                ---------------------------
provided herein, all payments under this Agreement shall be made to the Agent for the ratable account of the Banks not later than 12:OO Noon (New York time) on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension. The Agent shall, promptly after its receipt thereof, transmit to each Bank entitled thereto its share of each payment received by the Agent hereunder for the account of such Bank.

          4.03  Net Payments. (a) All payments made by the Company hereunder or
                ------------
under any Note will be made without setoff, deduction, counterclaim or other defense. All payments with respect to any Loan shall be made in such amounts as may be necessary in order that all such payments (after withholding for or on account of (i) any present or future taxes, levies, imposts, duties or other similar charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, other than any taxes (except taxes referred to in clause (ii) below) on or measured by the net income of a Bank pursuant to the tax laws of the jurisdiction where such Bank's principal office or lending office is located and (ii) deduction of an amount equal to any taxes on or measured by the net income payable by any such Bank with respect to the amount by which the payments required to be made by this Section 4.03 exceed the amount otherwise specified to be paid under this Agreement and the Notes) shall not be less than the amount otherwise specified to be paid under this Agreement or any Note for such Loan. Notwithstanding the foregoing, but subject to the succeeding sentence, (x) the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States of America from interest, fees or other amounts payable hereunder and (y) shall not be obligated pursuant to this Section 4.03(a) to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States, for the account of any Bank other than a Bank (i) that is a U.S. person for Federal income tax purposes or (ii) that has the Prescribed Forms on file with the Company for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms. If the Company shall so deduct or withhold any taxes, (i) if the obligation to deduct or withhold any such taxes is attributable to a change in federal income tax laws (including any applicable treaty) the Company shall pay the full amount of such taxes, and such additional amounts, if any, as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after deducting or withholding for on account of any taxes, will not be less than the amount provided for herein or in such Note, and (ii) it shall provide a statement to the Agent and such Bank, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Bank may reasonably request for assisting such Bank to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank is subject to tax.

          (b) If any taxes imposed on any Bank are paid or indemnified against by the Company under this Section 4.03, and such Bank (i) receives a refund of any amount of taxes paid or reimbursed by the Company or (ii) after the payment of or indemnification for such taxes realizes a tax benefit (whether by means of a credit, deduction or otherwise) by reason of the payment of such taxes which results in a reduction in the taxes due and payable by such Bank, such Bank shall pay to the Company an amount that such Bank determines, in its sole discretion, is equal to the reduction in taxes due and payable by such Bank which would not have been realized but for such tax benefit or refund; provided, however, that if at the time such payment shall be due to the Company an Event of Default shall have occurred and be continuing, such payment shall not be required to be made to the Company unless and until such Event of Default shall have been cured; provided, further, however, that any taxes that are imposed on a Bank as a result of a disallowance or reduction (including through the expiration of any tax credit carryovers or carrybacks of such Bank that would otherwise not have expired) of any reduction in taxes or refund referred to in this sentence as to which a Bank has made a payment to the Company as required hereby, shall be treated as a tax for which the Company is obligated to indemnify such Bank on demand pursuant to this
Section 4.03. Whether or not a Bank claims any refund or credit or files any amended tax return shall be in the sole discretion of such Bank. Nothing in this
Section 4.03(b) shall require a Bank to disclose or detail the basis of its calculation of the amount of any tax benefit or refund to the Company or to any other party (including, without limitation, such Bank's tax return).

          Section 5.  Conditions Precedent. The occurrence of the Effective Date
                      --------------------
and the obligation of each Bank to make Loans to the Company hereunder, and the obligation of each Issuing Bank to issue Letters of Credit for the account of the Company hereunder, is subject, at the time of the Effective Date and at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          5.01  Execution of Agreement; Notes. On or prior to the Effective
                -----------------------------
Date, (i) this Agreement shall have been executed and delivered as provided in
Section 11.10 and (ii) there shall have been delivered to the Agent for the account of each of the Banks, the appropriate Note in the amount, maturity and as otherwise provided herein.

          5.02  No Default, Etc. On the Effective Date and at the time of the
                ---------------
making of each Loan or the issuance of each Letter of Credit and also after giving effect thereto (i) there shall exist no Default or Event of Default, and
(ii) all representations and warranties contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Effective Date and on and as of the date of such Credit Event.

          5.03  Officer's Certificate. On the Effective Date, the Agent shall
                ---------------------
have received a certificate dated the Effective Date, and signed by a financial officer of the Company stating that the conditions set forth in Section 5.02 exist as of such date.

          5.04  Opinions of Counsel. On the Effective Date, the Agent shall have
                -------------------
received (a) from the General Counsel of the Company, an opinion addressed to the Agent and each of the Banks and dated the Effective Date covering the matters set forth in Exhibit D hereto and such other matters incident to the transactions contemplated herein as the Agent may reasonably request, which opinion shall state that it is being given at the direction of the Company, and (b) from White & Case, counsel for the Agent, an opinion addressed to the Agent and each of the Banks and dated the Effective Date covering the matters set forth in Exhibit E hereto.

          5.05  Subsequent Legal Opinions. If, at the time of the making of any
                -------------------------
Loans or the issuance of any Letters of Credit subsequent to the Effective Date, any Bank shall have reasonably requested same, the Agent shall have received from the counsel of the Company referred to in Section 5.04 or other counsel selected by the Company (who shall be reasonably satisfactory to the Agent) an opinion in form and substance satisfactory to the Agent, addressed to the Agent and each of the Banks and dated the date of such Credit Event, and covering such of the matters set forth in Exhibit D hereto as the requesting Bank shall specify.

          5.06  Corporate Proceedings. On the Effective Date, the Agent shall
                ---------------------
have received certified copies of the Company's charter documents and by-laws, resolutions of the Board of Directors of the Company authorizing the Credit Documents and certificates of incumbency, each in form and substance satisfactory to the Agent, as well as good standing certificates (as of a recent date) and records of governmental approvals, if any, which the Agent reasonably may have requested in connection herewith.

          5.07  Cancellation of Existing Revolving Credit Agreement. On the
                ---------------------------------------------------
Effective Date, the existing Revolving Credit Agreement, dated as of August 11, 1993, among the Company, certain banks and Bankers Trust Company, as Agent, shall have been terminated and all obligations owing by the Company thereunder shall have been paid in full.

          5.08  Notice of Borrowing; Letter of Credit Request. In the case of
                ---------------------------------------------
the incurrence of a Syndicated Loan or a Competitive Bid Loan, the Company shall have delivered a Notice of Borrowing or a Notice of Competitive Bid Borrowing meeting the requirements of Section 1.03 or Section 1.04, as the case may be, in the case of the incurrence of a Swingline Loan, the Company shall have delivered the notice meeting the requirements of Section 1.03(b)(i), and in the case of the issuance of a Letter of Credit, the Company shall have delivered to the respective Issuing Bank and the Agent a Letter of Credit Request meeting the requirements of Section 2.03.

The occurrence of the Effective Date and the incurrence of each Credit Event shall constitute a representation and warranty by the Company to each of the Banks that all of the conditions specified in this Section 5 and applicable to the Effective Date or such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in this
Section 5 shall be delivered to the Agent at its Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks.

          Section 6.  Representations, Warranties, and Agreements. In order to
                      -------------------------------------------
induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided for herein, the Company makes the following representations, warranties and agreements on and as of the Effective Date and on and as of the date of each Credit Event (in each case, both before and after giving effect to the Credit Events to occur on such date), which representations, warranties and agreements shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the issuance of Letters of Credit.

          6.01  Corporate Status. The Company (i) is a duly organized and
                ----------------
validly existing corporation in good standing under the laws of the State of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified to do business wherever necessary to carry on its present operations.

          6.02  Corporate Power and Authority. The Company has the corporate
                -----------------------------
power to execute, deliver and carry out the terms and provisions of the Credit Documents and has taken all necessary corporate action to authorize the execution, delivery and performance of each such Credit Document. This Agreement has been duly executed and delivered by the Company and constitutes, and each of the Notes when executed and delivered by the Company will constitute, the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that the enforcement hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          6.03  No Violation. Neither the execution, delivery or performance by
                ------------
the Company of the Credit Documents, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which it or any of its property or assets is bound or to which it may be subject, or
(iii) will violate any provision of the Articles of Incorporation or By-Laws of the Company.

          6.04  Litigation. There are no actions, suits or proceedings pending
                ----------
or, to the best of the knowledge of the Company, threatened against or affecting the Company or any Subsidiary of the Company before any court or before any governmental or administrative body or agency (i) that question the legality, validity or enforceability of any Credit Document or (ii) the outcome of which is likely to materially and adversely affect the operations, business, property, assets or financial condition of the Company and its Subsidiaries taken as a whole.

          6.05  Financial Statements. The consolidated statements of financial
                --------------------
condition of the Company and its Subsidiaries at December 31, 1994 and June 30, 1995, and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for the fiscal year and six-month period ended on such date, as the case may be, and heretofore furnished to the Banks present fairly the consolidated financial condition of the Company and its Subsidiaries at the dates of said statements of financial condition and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the respective fiscal year or six-month period, as the case may be. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as set forth in the notes thereto or as otherwise disclosed in writing by the Company to the Banks). Since December 31, 1994, there has been no material adverse change in the operations, business, property, assets or liabilities of, or in the condition (financial or otherwise) of, the Company and its Subsidiaries taken as a whole.

          6.06  Governmental Approvals. No order, consent, approval, license,
                ----------------------
authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

          6.07  Use of Proceeds; Compliance with Margin Regulations. The
                ---------------------------------------------------
proceeds of the Loans will be used only for general corporate purposes, including, without limitation (in the discretion of the Company), to provide funds for any purchase or other acquisition of all or a portion of outstanding stock of the Company or the stock or assets or other evidence of ownership of another Person or Persons. No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock in violation of Regulations G, T, U or X of the Board of Governors of the Federal Reserve Board.

          6.08  Investment Company Act. The Company is not an "investment
                ----------------------
company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          6.09  Public Utility Holding Company Act. Neither the Company nor any
                ----------------------------------
of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          6.10  Environmental Matters. The Company and its Subsidiaries are
                ---------------------
subject to comprehensive federal, state and local environmental laws (including, without limitation, RCRA and CERCLA), regulations and ordinances, and neither the Company nor any of its Subsidiaries is liable for any material (to the Company and its Subsidiaries taken as a whole) penalties, fines or forfeitures for failure to comply with any of the foregoing. The Company and its Subsidiaries have obtained, or have applied for, and are in substantial compliance with, all licenses, permits or registrations necessary for the normal operation of the Company and its Subsidiaries under any federal, state or local environmental laws, regulations or ordinances. The representations made in this Section 6.10 are made to the best of the knowledge of the Company and its Subsidiaries.

          6.11  Compliance with ERISA. (i) Each Plan is in substantial
                ---------------------
compliance with ERISA and the Code, (ii) no Reportable Event has occurred with respect to a Plan, (iii) no Plan is insolvent or in reorganization, (iv) no Plan has an Unfunded Current Liability, (v) no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of
Section 412 of the Code, (vi) no proceedings have been instituted to terminate any Plan, (vii) neither the Company nor a Subsidiary nor any ERISA Affiliate has incurred any liability (including any contingent liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069,
4201, 4204 or 4212 of ERISA, (viii) no condition exists which presents a material risk to the Company or a Subsidiary or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to any of the foregoing Sections of ERISA and the Code, (ix) no lien imposed under the Code or ERISA on the assets of the Company or any Subsidiary or any ERISA Affiliate exists or is likely to arise on account of any Plan, and (x) the Company and its Subsidiaries may cease contributions to or terminate any other employee benefit plan maintained by any of them without incurring liability; provided that no representation is being made pursuant to clauses (i) through (x) above with respect to any Plan as to which the Company and its Subsidiaries could not incur liability in excess of $25,000,000 in the aggregate.

          6.12  Disclosure of Information. To the best of the Company's
                -------------------------
knowledge, all factual information (taken as a whole) heretofore or contemporaneously furnished by the Company in writing to the Agent and/or any Bank (including without limitation all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Company in writing to the Agent and/or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 6.12, such factual information shall not include any projections or pro forma financial information.

                  Section 7. Covenants. The Company covenants and agrees that,
                             ---------
so long as this Agreement or any Letter of Credit is in effect and until payment in full of the Loans and the Notes, and performance by the Company of all of its other obligations arising hereunder:

                  7.01 Financial Statements and Reports. The Company will
                       --------------------------------
deliver to each of the Banks:

                  (i) as soon as available and in any event within 60 days after the end of the relevant fiscal quarter, the consolidated financial statements of the Company and its Subsidiaries, for each of the first three fiscal quarters of each fiscal year of the Company as filed with the Securities and Exchange Commission ("SEC") on Form 10-Q (or any form which replaces Form 10-Q), or if the Company is not required to file any such form with the SEC, an unaudited report containing the financial information that would be required to be contained in such form, such report to be certified by the chief financial officer of the Company;

                  (ii) as soon as available and in any event within 90 days after the end of the relevant fiscal year, the consolidated financial statements of the Company and its Subsidiaries for each fiscal year as filed with the SEC on Form 10-K (or any form which replaces Form 10-K) containing financial statements accompanied by a report thereon by Coopers & Lybrand L.L.P., Ernst & Young or other independent public accountants of recognized international standing or if the Company is not required to file any such form with the SEC, an audited report containing the financial information that would be required to be contained in such form;

                  (iii) promptly after the sending or filing thereof, copies of all reports which the Company sends to its stockholders, and copies of all reports and registration statements (other than on Form S-8) which the Company files with the SEC;

                  (iv) with reasonable promptness, such further information regarding the condition or operations, financial or otherwise, of the Company and its

         Subsidiaries as any Bank through the Agent may from time to time reasonably request; and

                   (v) promptly upon the Company obtaining knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or an Event of Default and (y) any litigation or governmental proceeding (including any environmental proceeding) pending against the Company or any of its Subsidiaries which is likely to materially and adversely affect the financial condition or operations of the Company and its Subsidiaries taken as a whole.

                   7.02 Compliance Certificates. At the same time as it delivers
                        -----------------------
its financial statements under the provisions of Sections 7.01(i) and (ii) the Company shall deliver to each of the Banks a certificate signed by a financial or accounting officer of the Company to the effect that, to the best of such officer's knowledge after due inquiry, no Default or Event of Default hereunder has occurred, and specifying in reasonable detail the exceptions, if any, to such statements, which certificate shall set forth the calculations required to establish whether the Company was in compliance with the provisions of Sections
7.09 and 7.10 as of the end of such fiscal quarter or year, as the case may be.

                   7.03 Payment of Taxes, Etc. The Company shall pay and
                        ---------------------
discharge, and use its best efforts to cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any properties of the Company or any such Subsidiary, or maintain adequate reserves with respect thereto in accordance with generally accepted accounting principles, provided that neither the Company nor any such Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings.

                   7.04 Compliance with Laws, Etc. The Company shall comply, and
                        -------------------------
use its best efforts to cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including applicable laws, rules, regulations and orders relating to environmental standards and controls), noncompliance with which would materially adversely affect the Company's business or credit, except that the Company or any such Subsidiary need not comply with any such requirements which are being contested in good faith and by proper proceedings.

                  7.05 Maintenance of Insurance. The Company shall maintain, and
                       ------------------------
cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is deemed adequate by the Company in light of its experience (including, without limitation by the maintenance of adequate self-insurance reserves with respect to such risks).

                  7.06 Liens, Etc. The Company shall not, and shall not permit
                       ----------
any of its Significant Subsidiaries to, create, incur, assume or suffer to exist, any Lien (other than Permitted Liens) upon or with respect to any of its assets (other than Unrestricted Margin Stock) now owned or hereafter acquired and securing any Indebtedness unless the Company or such Significant Subsidiary, as the case may be, shall, concurrently therewith, provide an equal and ratable Lien for so long as such other Liens exist in favor of the Banks in such assets (or in assets of equivalent value). In order to evidence and to perfect any such Lien, the Company or such Significant Subsidiary, as the case may be, shall execute and deliver to the Agent such security agreements, financing statements and other documents relating thereto as the Agent may reasonably request, and at any time, on request of the Agent, promptly execute and deliver, or cause to be executed and delivered, to the Agent all such other documents and instruments, and take, or cause to be taken, all such other action as the Agent may from time to time request in order to create, perfect or maintain the validity and priority of such Lien.

                  7.07 Liquidations, Consolidations, Mergers and Sales, Etc. of
                       --------------------------------------------------------
Assets. The Company shall not wind up, liquidate or dissolve its affairs or
------
merge or consolidate with or into any other Person or sell, assign, lease or otherwise dispose of all or substantially all of its assets (other than Unrestricted Margin Stock) to another Person, whether in a single transaction or a series of related transactions, except that the Company may merge with another Person if the Company is the surviving corporation and if after giving effect to such merger no Default or Event of Default shall have occurred and be continuing and provided that the Company may sell its inventory and goods in the normal course of business.

                  7.08 Subsidiary Indebtedness for Borrowed Money; Guaranties.
                       ------------------------------------------------------
(a) The Company shall not permit the aggregate principal amount of all unsecured Subsidiary Indebtedness for Borrowed Money to exceed $200,000,000 at any time outstanding (exclusive of the aggregate outstanding principal amount of all commercial paper issued by Significant Subsidiaries of the Company on an unsecured basis to the extent that the sum of (1) the aggregate outstanding principal amount of all Loans at such time plus (2) the Letter of Credit Outstandings at such time plus (3) the aggregate outstanding principal amount of all commercial paper issued by the Company and its Significant Subsidiaries at such time does not exceed the Total Commitment then in effect).

                  (b) The Company shall not permit any of its Significant Subsidiaries to, create, incur, assume or suffer to exist any guaranty of Indebtedness of the Company (other than guaranties existing on the date hereof without giving effect to any extensions, amendments or refinancings thereof) unless such Significant Subsidiary shall, concurrently therewith, guaranty all Indebtedness of the Company under this Agreement equally and rateably. In order to evidence such guaranty, the Significant Subsidiary shall execute and deliver to the Agent such guarantees and other documents relating thereto as the Agent may reasonably request, and at any time, on request of the Agent, promptly execute and deliver, or cause to be executed and delivered, to the Agent all such other documents and instruments, and take or cause to be taken, all such other action as the Agent may from time to time request in order to create and maintain the validity of such guaranty.

                  7.09 Consolidated Net Worth. The Company shall at all times
                       ----------------------
maintain  a  Consolidated  Net Worth of at least $1,000,000,000.

                  7.10 Maximum Leverage Ratio. The Company shall not permit the
                       ----------------------
ratio of (i) Consolidated Total Debt to (ii) Consolidated Total Capitalization to exceed at any time .55:1.

                  7.11 ERISA. As soon as possible and, in any event, within 30
                       -----
days after the Company, any Subsidiary or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following which could cause the Company, any Subsidiary or any ERISA Affiliate to incur liability in excess of $25,000,000 in the aggregate, the Company will deliver to each of the Banks a certificate of the chief financial officer or treasurer of the Company setting forth details as to such occurrence and the action, if any, which the Company, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: (i) a Reportable Event has occurred, (ii) an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, (iii) a Plan has been or is to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, (iv) a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code, (v) proceedings may be or have been instituted to terminate a Plan, (vi) a proceeding has been instituted against the Company, any Subsidiary or any ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or (vii) the Company, any Subsidiary or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of ERISA. The Company will deliver to each of the Banks copies of any material notices received by the Company, any Subsidiary or any ERISA Affiliate with respect to any Plan no later than 30 days after the date such notice has been received by the Company, the Subsidiary or the ERISA Affiliate, as applicable.

                  7.12 Maintenance of Existence. Except as permitted by Section
                       ------------------------
7.07, the Company shall preserve, renew and keep in full force and effect its corporate existence; and the Company shall, and shall cause each of its Subsidiaries to, take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of their respective businesses, except, in each case, to the extent that failure to do so would not, in the aggregate, have a material adverse effect on the business, operations, property, assets or financial condition of the Company and its Subsidiaries taken as a whole.

                  7.13 Inspection of Property, Books and Records; Discussions.
                       ------------------------------------------------------
The Company shall, and shall cause each of its Subsidiaries to, permit representatives of any Bank to visit and inspect any of its properties and to examine its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries.

          Section 8.  Events of Default. Upon the occurrence of any of the
                      -----------------
following specified events (each an "Event of Default"):

          8.01  Principal. The Company shall default in the payment of any
                ---------
principal of any Loan when due; or

          8.02  Interest, Fees and Unpaid Drawings. The Company shall default in
                ----------------------------------
the payment of interest in respect of any Loan, any Fees or any Unpaid Drawings or other amounts payable under this Agreement and such default shall continue unremedied for five days after the date when due; or

          8.03  Representations and Warranties. Any representation or warranty
                ------------------------------
made herein by the Company or in any writing furnished pursuant to this Agreement signed by an officer of the Company shall be breached or shall prove to have been untrue in any material respect on the date as of which made or deemed made; or

          8.04  Covenants. The Company shall default in the due performance or
                ---------
observance by it of any term, covenant or agreement hereof (other than those covered by Sections 8.01, 8.02 and 8.03 hereof) and such default shall continue unremedied for a period of 15 days after notice thereof shall have been sent to the Company by the Agent or any Bank; or

          8.05  Indebtedness. The Company or any of its Significant Subsidiaries
                ------------
shall fail to pay any of its outstanding Indebtedness (other than the Loans) when due (or, if permitted by the terms of the relevant documents, within any applicable grace period) in an aggregate amount in excess of $l0,000,000, or any event shall exist (except for a default arising under any restrictive provision relating to any sale, pledge or other disposition of Unrestricted Margin Stock contained in any lending agreement to which any Bank or "affiliate" thereof (as defined in Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect) is a party) the effect of which is to accelerate, or to permit the holders of such Indebtedness to accelerate, such Indebtedness prior to its stated maturities, unless in the case of any failure to pay or the existence of any such event, such failure or existence is waived, remedied or being contested in good faith by the Company or such Significant Subsidiary and the Banks have received an opinion satisfactory to the Required Banks from counsel for the Company satisfactory to the Required Banks that such contest is meritorious; or

          8.06  Insolvency, Etc. The Company or any of its Significant
                ---------------
Subsidiaries shall be adjudicated a bankrupt or insolvent, or make an assignment for the benefit of creditors; or the Company or any such Significant Subsidiary shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Company or any such Significant Subsidiary and such appointment shall continue undischarged for a period of 60 days; or the Company or any such Significant Subsidiary shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Company or any such Significant Subsidiary and shall remain undismissed or unstayed for a period of 60 days; or

          8.07  Judgments. One or more judgments, writs, warrants of attachment
                ---------
or execution or similar process shall be issued or levied against the Company and/or any of its Significant Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) aggregating $50,000,000 or more and all such judgments, writs or similar process shall not be released, vacated or fully bonded within 60 days after their respective issue or levy, unless such judgments, writs or similar process are being contested in good faith; or

          8.08  ERISA. (a) Any Plan shall fail to satisfy the minimum funding
                -----
standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, the Company or any Subsidiary or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 4971 or 4975 of
the Code, or the Company or any Subsidiary has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3 (1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3 (2) of ERISA); (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability, in the opinion of the Required Banks, will (i) in the aggregate exceed $25,000,000 and (ii) have a material adverse effect upon the business, operations or the financial condition of the Company and its Subsidiaries taken as a whole; or

          8.09  Change of Control. (a) 50% or more of the members of the Board
                -----------------
of Directors of the Company shall have resigned, been removed or replaced within any consecutive twelve-month period, or (b) any Person or "group" (as defined in Section 13(d) (3) of the Securities Exchange Act of 1934, as amended) (other than an employee benefit or stock ownership plan of the Company) shall have acquired, whether directly or indirectly, beneficial ownership of more than 40% of the voting securities of the Company;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent, upon the written request of the Required Banks, shall by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Agent, any Bank or the holder of any Note to enforce its claims against the Company: (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of the Loans, and all obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; and/or (iv) direct the Company to pay (and the Company agrees that upon the receipt of such notice, or upon the occurrence of an Event of Default specified in Section 8.06 with respect to the Company, it will pay) to the Agent at the Payment Office such additional amounts of cash, to be held as security for the Company's reimbursement obligations for Drawings that may subsequently occur thereafter, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding; provided that if an Event of Default specified in
Section 8.06 shall occur with respect to the Company, the result which would occur upon the giving of written notice by the Agent to the Company, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice.

          Section 9.  The Agent.
                      ---------

          9.01  Appointment. The Banks hereby designate Bankers Trust Company as
                -----------
Agent to act as herein specified. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

          9.02  Nature of Duties. The Agent shall have no duties or
                ----------------
responsibilities except those expressly set forth in this Agreement. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein.

          9.03  Lack of Reliance on the Agent. Independently and without
                -----------------------------
reliance upon the Agent, each Bank, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the making and the continuance of the Loans hereunder, the issuance of or participation in Letters of Credit and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Company and its Subsidiaries, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the occurrence of any Credit Event or at any time or times thereafter. The Agent shall not be responsible to any Bank for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of any Credit Document or the financial condition of the Company or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any Credit Document, or the financial condition of the Company or any of its Subsidiaries, or the existence or possible existence of any Default or Event of Default.

          9.04  Certain Rights of the Agent. If the Agent shall request
                ---------------------------
instructions from the Required Banks with respect to any act or action (including failure to act) in connection with any Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Banks; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks (or, when expressly required hereby, all the Banks).

          9.05  Reliance. The Agent shall be entitled to rely, and shall be
                --------
fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to the Credit Documents and its duties hereunder, upon advice of counsel selected by it.

          9.06  Indemnification. To the extent the Agent is not reimbursed and
                ---------------
indemnified by the Company, the Banks will severally reimburse and indemnify the Agent, in proportion to their respective aggregate Commitments to extend credit under this Agreement (or, if the Total Commitment has been terminated, their aggregate Commitments as in effect immediately prior to such termination), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of the Credit Documents or for any action taken or omitted by the Agent under this Agreement; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

          9.07  The Agent in its Individual Capacity. With respect to its
                ------------------------------------
obligation to make Loans or issue or participate in Letters of Credit under this Agreement, the Agent shall have the same rights and powers hereunder as any other Bank, Issuing Bank or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Banks," "Required Banks," "Issuing Banks," "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Company or any affiliate of the Company as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

          9.08  Holders of Notes. The Agent may deem and treat the payee of any
                ----------------
Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

          9.09  Resignation by the Agent. (a) The Agent may resign from the
                ------------------------
performance of all its functions and duties hereunder at any time by giving 15 Business Days' prior written notice to the Company and the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Agent hereunder who shall be reasonably satisfactory to the Company and shall be an incorporated bank or trust company.

          (c) If a successor Agent shall not have been so appointed within said 15 Business Day period, the Agent may then appoint a successor Agent who shall serve as Agent hereunder until such time, if any, as the Required Banks appoint a successor Agent as provided above.

          (d) If no successor Agent has been appointed pursuant to clause (b) or
(c) by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor Agent as provided above.

          Section 10.  Definitions. As used herein, the following terms shall
                       -----------
have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and the plural number the singular:

          "Absolute Rate" shall mean an interest rate (rounded to the nearest .000l) expressed as a decimal.

          "Agent" shall have the meaning provided in the first paragraph of this Agreement, and shall include any successors and assigns thereto.

          "Agreement" shall mean this Revolving Credit Agreement as the same may hereafter be modified, supplemented or amended from time to time.

          "Applicable Credit Rating" shall mean the lowest rating level (a rating level being, e.g., each of BBB-, BBB and BBB+, in the case of Standard & Poor's Rating Services) assigned by each Rating Agency to any of the unsecured long term debt issues of the Company.

          "Applicable Eurodollar Margin" shall mean, at any time during which the Credit Rating is as set forth below, the percentage set forth opposite such Credit Rating below:

                                          Applicable
         Credit Rating                 Eurodollar Margin

       A-/A3 or above                        .145%
       BBB+/Baa1                             .185%
       BBB/Baa2                              .205%
       BBB-/Baa3                             .215%
       BB+/Bal or below                      .350%

          "Applicable Facility Fee Percentage" shall mean, at any time during which the Credit Rating is as set forth below, the percentage set forth opposite such Credit Rating below:

                                             Applicable Facility
          Credit Rating                         Fee Percentage

       A-/A3 or above                               .08%
       BBB+/Baa1                                    .09%
       BBB/Baa2                                     .12%
       BBB-/Baa3                                    .15%
       BB+/Ba1 or below                             .20%

          "Assignment and Acceptance" shall mean an Assignment and Acceptance Agreement substantially in the form of Exhibit F (appropriately completed).

          "Bank" shall have the meaning provided in the first paragraph of this Agreement.

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including a Mandatory Borrowing) or to fund its portion of any unreimbursed payment under
Section 2.04(c) or (ii) a Bank having notified in writing the Agent and/or the Company that it does not intend to comply with its obligations under Section 1.01(a), Section 1.01(d) or under Section 2.04(c), in the case of either clause
(i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

          "Base Rate" shall mean, on any day, the higher of (i) 1/2 of 1% in excess of the Federal Funds Rate and (ii) the Prime Lending Rate.

          "Base Rate Loans" shall mean each Syndicated Loan bearing interest at the rate provided in Section 1.08(a) and each Swingline Loan.

          "Borrowing" shall mean and include (i) the incurrence of one Type of Syndicated Loan from all the Banks on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period, provided that Syndicated Loans of another Type incurred pursuant to Section 1.11(b) shall be considered part of any related Borrowing of Eurodollar Loans, (ii) a Competitive Bid Borrowing and (iii) the incurrence of a Swingline Loan from the Swingline Banks on a given date.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other government actions to close and (ii) with respect to all notices and determinations in connection with and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the New York interbank Eurodollar market.

          "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as same may be amended from time to time.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Commitment" shall mean for each Bank the amount set forth opposite such Bank's name on Annex I hereto (as the same may be adjusted from time to time in accordance with the terms of this Agreement).

          "Company" shall have the meaning provided in the first paragraph of this Agreement.

          "Competitive Bid Borrowing" shall mean a Borrowing of Competitive Bid Loans pursuant to Section 1.04 with respect to which the Company has requested that the Banks offer to make Competitive Bid Loans at Absolute Rates.

          "Competitive Bid Loans" shall have the meaning provided in Section 1.01(b).

          "Consolidated Net Worth" shall mean, as of any date for the determination thereof, the amount specified on the most recent quarterly or annual consolidated balance sheet of the Company under the heading "Total Stockholders' Equity" determined in accordance with generally accepted accounting principles.

          "Consolidated Total Capitalization" shall mean the sum of (i) Consolidated Net Worth and (ii) Consolidated Total Debt.

          "Consolidated Total Debt" shall mean all Indebtedness of the Company and its consolidated Subsidiaries, calculated on a consolidated basis.

          "Credit Documents" shall mean and include this Agreement and the Notes.

          "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

          "Credit Rating" shall mean (i) the Applicable Credit Rating assigned by each Rating Agency, if such Applicable Credit Ratings are the same or (ii) if the Applicable Credit Ratings assigned by the Rating Agencies differ, the higher of the Applicable Credit Ratings assigned by the Rating Agencies or (iii) if only one Rating Agency shall assign a rating level to any unsecured long term debt of the Company, the Applicable Credit Rating assigned by such Rating Agency.

          "Default" shall mean any event, act or condition which with notice, or lapse of time, or both would constitute an Event of Default.

          "Drawing" shall have the meaning provided in Section 2.05(b).

          "Effective Date" shall have the meaning provided in Section 11.10.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any Subsidiary would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

          "Eurodollar Loan" shall mean any Syndicated Loan bearing interest at the rates provided in Section 1.08(b).

          "Event of Default" shall have the meaning provided in Section 8.

          "Expiry Date" shall mean September 30, 2002.

          "Facility Fee" shall have the meaning provided in Section 3.01(a).

          "Facing Fee" shall have the meaning provided in Section 3.01(d).

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

          "Fees" shall mean and include all fees payable pursuant to Section
3.01.

          "First Amendment" shall mean the First Amendment, dated as of March 28, 1997, to this Agreement.

          "First Amendment Effective Date" shall have the meaning provided in the First Amendment.

          "Indebtedness" of any Person shall mean, without duplication, all obligations of such Person for borrowed money or the deferred purchase price of assets (other than trade accounts payable in the ordinary course of business) which in accordance with generally accepted accounting principles would be shown on the consolidated balance sheet of such Person as a liability; all rental obligations under leases required to be capitalized under generally accepted accounting principles; the amount by which all unpaid drawings in respect of letters of credit issued for the account of such Person and not reimbursed within thirty days of such drawing exceed $10 million; all guarantees (direct or indirect) and other contingent obligations of such Person in respect of, or obligations to purchase or otherwise acquire, or to assure payment of, Indebtedness of others (including the maximum amount available to be drawn under all letters of credit issued for the account of such Person and in support of Indebtedness of others); the amount of any mandatory redemption preferred stock; and Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed.

          "Interest Period" shall have the meaning specified in Section 1.10.

          "Issuing Bank" shall mean Bankers Trust Company, Morgan Guaranty Trust Company of New York, The Bank of Nova Scotia or Bank of America National Trust and Savings Association.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(c).

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings.

          "Letter of Credit Request" shall have the meaning provided in Section 2.03.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, or lien of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

          "Loan" shall mean and include Syndicated Loans, Swingline Loans and Competitive Bid Loans.

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(d).

          "Margin Stock" shall have the meaning assigned such term in Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect.

          "Maximum Swingline Amount" shall mean $50,000,000.

          "Maximum Swingline Exposure" of any Swingline Bank shall mean $25,000,000.

          "Note" shall mean each Syndicated Note and each Swingline Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03.

          "Notice of Competitive Bid Borrowing" shall have the meaning provided in Section 1.04(a).

          "Notice of Conversion" shall have the meaning provided in Section
1.09.

          "Notice Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

          "Participant" shall have the meaning provided in Section 2.04(a).

          "Payment Office" shall mean the office of the Agent located at 130 Liberty Street, New York, New York 10006 or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Percentage" shall mean, for each Bank at any time, a fraction (expressed as a percentage) the numerator of which is the Commitment of such Bank at such time and the denominator of which is the Total Commitment at such time, provided that if the Percentage of any Bank is to be determined after the Total Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

          "Permitted Liens" shall mean:

          (i) Liens which secure Indebtedness owing by a Subsidiary to the Company, to one or more Subsidiaries, or to the Company and one or more Subsidiaries;

          (ii) Liens on the property of any corporation or partnership existing at the time such corporation or partnership became a Subsidiary;

          (iii) Liens in existence on the date hereof;

          (iv) Liens on any property to secure Indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities, other forms of industrial revenue bond financing or indebtedness issued or guaranteed by the United States of America, any state, or any department, agency or instrumentality of either;

          (v) Liens securing Indebtedness incurred by any Subsidiary of the Company to finance the construction of, additions to, improvements in, or replacements of all or a portion of any new facilities including, but not limited to, refineries or coke ovens, coal handling equipment and related coal facilities, so long as (i) all such Indebtedness is non-recourse to the Company and its other Subsidiaries and (ii) such Liens encumber the facilities being constructed or improved and do not extend to any other property or asset of the Company or its Subsidiaries;

          (vi) Liens upon assets of the Company or any of its Subsidiaries subject to Capitalized Lease Obligations permitted to be incurred in compliance with Section 7.10, provided that (x) such Liens only serve to
                                   --------
     secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Company or any Subsidiary of the Company;

          (vii) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any Lien referred to in the foregoing clauses (i) through (vi) or of any Indebtedness secured thereby, provided that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to the same property which secured the Lien extended, renewed or replaced (plus improvements on such property);

          (viii) Liens required by any contract or statute in order to permit the Company or any Subsidiary to perform any contract or subcontract made by it with or at the request of the United States of America, any state or any department, agency or instrumentality of either or to secure partial, progress, advance or other payment to the Company or any Subsidiary by the United States of America, any state or any department, agency or instrumentality of either pursuant to the provisions of any contract or statute; and

          (ix) Liens securing Indebtedness (excluding the amount of all Indebtedness secured by Liens permitted by clauses (i) through (vii)) the aggregate principal amount of which does not exceed 5% of the Consolidated Net Worth (as determined on the date of the creation of such Liens).

          "Person" shall mean and include any individual, firm, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

               "Plan" shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Company or a Subsidiary of the Company or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Company, or a Subsidiary of the Company or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

               "Prescribed Forms" shall mean such duly executed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Bank providing the form(s) or statement(s), (b) the Code, or (c) any applicable rule or regulation under the Code, permit the Company to make payments hereunder for the account of such Bank free of deduction or withholding of income or similar taxes.

               "Prime Lending Rate" on any day shall mean the rate which the Agent announces from time to time at its principal office as its prime rate for domestic unsecured commercial loans as in effect on such day. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

               "Quarterly Date" shall mean each March 15, June 15, September 15 and December 15 of each year.

               "Quoted Rate" shall mean the weighted average (rounded upward to the nearest l/100 of 1%) of the offered quotation to first-class banks in the New York interbank Eurodollar market by each Reference Bank for U.S. dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of such Reference Bank with maturities comparable to the Interest Period for which a Quoted Rate determined with reference to such offered rate will apply as of 10:00 A.M. (New York) two Business Days prior to the commencement of such Interest Period, provided that if any Reference Bank fails to provide the Agent with its aforesaid rate then the Quoted Rate shall equal the weighted average of the rates provided the Agent by the other Reference Bank or Reference Banks.

               "Rating Agency" shall mean each of Moody's Investors Service, Inc. and Standard & Poor's Rating Services, a division of the McGraw-Hill Companies.

               "RCRA" shall mean the Resources Conservation and Recovery Act, as the same may be amended from time to time.

               "Reference Banks" shall mean Bankers Trust Company, Morgan Guaranty Trust Company of New York and The Bank of Nova Scotia.

               "Register" shall have the meaning provided in Section 1.06(b).

               "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

               "Reply Date" shall have the meaning provided in Section 1.04(b).

               "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

               "Required Banks" shall mean collectively (and not individually) Banks the sum of whose outstanding Commitments (or, if after the Total Commitment has been terminated, the sum of whose outstanding Syndicated Loans, outstanding Competitive Bid Loans and Percentages of outstanding Swingline Loans and Letter of Credit Outstandings) represent at least 66-2/3% of the Total Commitment (or, if after the Total Commitment has been terminated, the sum of the then total outstanding Loans and the total Letter of Credit Outstandings at such time).

               "Restricted Margin Stock" shall mean at the time of determination thereof, all of the Margin Stock owned by the Company to the extent the value of such Margin Stock does not exceed 25% of the value of the total assets of the Company, subject to Section 7.

               "Same-Day Competitive Bid Banks" shall mean Bankers Trust Company, The Bank of Nova Scotia, Bank of America National Trust and Savings Association, Morgan Guaranty Trust Company of New York, First Union National Bank, Royal Bank of Canada, CoreStates Bank, N.A. and Citibank, N.A., in each case so long as each such Bank has a Commitment under this Agreement.

               "Same-Day Competitive Bid Borrowing" shall mean a Competitive Bid Borrowing pursuant to Section 1.04 with respect to which the Company has requested the Same-Day Competitive Bid Banks to offer to make Competitive Bid Loans at Absolute Rates on a same-day basis.

               "SEC" shall have the meaning provided in Section 7.01(i).

               "Significant Subsidiary" of the Company means any Subsidiary of the Company except (i) Radnor Corporation, (ii) Sun Coal Company, (iii) Elk River Resources, Inc., (iv) any Subsidiary substantially all the real property, plants and equipment of which are located outside the United States of America (which shall include all of the territories, possessions and territorial waters of the United States), (v) any other Subsidiary not otherwise excepted under clauses (i) through (iv) above or clause (vi) below that does not own any oil, gas, refining or marketing property in the United States, but only to the extent that such Subsidiary's assets when added to the assets of all other Subsidiaries covered by this clause (v) do not exceed five percent (5%) of the assets of the Company and its consolidated Subsidiaries and (vi) any Subsidiary the major part of the business of which consists of finance, banking, credit, leasing, financial services or other similar operations or a combination thereof. Notwithstanding the above, the term "Significant Subsidiary" shall in any event include (a) Sun Company, Inc. (R&M), (b) Atlantic Petroleum Corporation, (c) any Subsidiary of any Person listed in clauses (a) and (b) above and (d) any Subsidiary of the Company which purchases any Margin Stock with the proceeds of any Loans hereunder.

               "Stated Amount" of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

               "Subsidiary" shall mean (i) any corporation if more than 50% of the outstanding capital stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation and (ii) any partnership if more than 50% of the outstanding general partnership interests (irrespective in either case of whether or not at the time capital stock or partnership interests of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by the Company directly or indirectly through Subsidiaries.

               "Subsidiary Indebtedness for Borrowed Money" shall mean any obligations for borrowed money incurred by any Significant Subsidiary of the Company.

               "Swingline Bank" shall mean Bankers Trust Company and The Bank of Nova Scotia, in each case in their individual capacity and so long as each such Bank has a Commitment under this Agreement.

               "Swingline Expiry Date" shall mean the date which is three Business Days prior to the Expiry Date.

               "Swingline Loans" shall have the meaning provided in Section 1.01(c).

               "Swingline Note" shall have the meaning provided in Section 1.06(a).

               "Syndicated Loans" shall have the meaning provided in Section 1.01(a).

               "Syndicated Note" shall have the meaning provided in Section 1.06(a).

               "Total Commitment" at any time shall mean an amount equal to the aggregate Commitments for all Banks.

               "Total Unutilized Commitment" at any time shall mean the excess of (x) the Total Commitment then in effect over (y) the sum of (i) all Letter of Credit Outstandings at such time and (ii) the aggregate principal amount of all Syndicated Loans, Swingline Loans and Competitive Bid Loans then outstanding.

               "Type" shall mean any type of Syndicated Loan, i.e., whether a Base Rate Loan or a Eurodollar Loan.

               "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with
Section 412 of the Code.

               "Unpaid Drawing" shall have the meaning provided in Section 2.05(a).

               "Unrestricted Margin Stock" shall mean all of the Margin Stock owned by the Company which is not Restricted Margin Stock.

               "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

               Section 11. Miscellaneous.
                           -------------

               11.01 Payment of Expenses. Etc. The Company shall: (i) whether or
                     ------------------------
not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, and of each Bank and the Agent in connection with the enforcement of, this Agreement, the Notes, the documents and instruments referred to herein and any amendment, waiver or consent relating hereto or thereto (including, without limitation, the reasonable fees and disbursements of White & Case, counsel for the Agent and, in the case of enforcement, of any counsel employed by any of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and to save each Bank from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Agent and each Bank and their respective affiliates, officers, directors, employees and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or bY reason of any investigation, litigation or other proceeding (whether or not the Agent or any Bank is a party thereto) related to any acquisition effected or proposed to be effected by the Company, with, or other use by the Company of, the proceeds of the Loans, any Letter of Credit or the Company's entering into and performance of this Agreement, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

               11.02 Right of Setoff. In addition to any rights now or hereafter
                     ---------------
granted under applicable law or otherwise and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Company or to any other Person, any such notice being hereby expressly waived, to setoff and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Company against and on account of the obligations and liabilities of the Company to such Bank under the Credit Documents, including, (without limitation) all interests in obligations purchased by such Bank pursuant to Section 11.06, and all other claims of any nature or description arising out of or connected with the Credit Documents, irrespective of whether or not such Bank shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

               11.03 Notices. Except as otherwise specified herein, all notices,
                     -------
requests, demands, or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement or the Notes, addressed to such party at its address set forth opposite its name on Annex II hereto, or at such other address as any of the parties hereto may hereafter notify the others in writing.

               11.04 Benefit of Agreement. (a) This Agreement shall be binding
                     --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Company may not assign or transfer any of its interest hereunder without the prior written consent of the Banks.

               (b) Notwithstanding anything to the contrary contained above, any Bank may sell participations in all or, if less, in at least $5,000,000 (or such lesser amount as may be approved by the Company, which approval shall not be unreasonably withheld) of such Bank's rights hereunder to another Bank or other entity, in which event the participant shall not have any rights under this Agreement or any Note or any other document delivered in connection herewith or therewith, the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto, which agreement shall not restrict such Bank's ability to make any modification, amendment or waiver to this Agreement or any Note without the consent of the participant except that the consent of such participant may be required to (i) extend the final maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Expiry Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment) or (ii) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement, and all amounts payable by the Company under Sections 1.11, 1.12, 2.06 and 4.03 shall be determined as if the Bank had not sold such participation.

               (c) Notwithstanding the foregoing, any Bank may assign to one or more banks or other financial institutions all or a portion of its Commitment and related outstanding Obligations hereunder pursuant to an Assignment and Acceptance to be executed by such assignor and assignee Bank; provided, however, that, except as provided in Section 11.04(e), (i) the amount of the Commitment of the assignor Bank being assigned pursuant to each such assignment (determined as of the effective date of such assignment) shall, if less than the remaining amount of such assigning Bank's Commitment, not be less than $5,000,000 in the case of an assignment to a then existing Bank or $10,000,000 in the case of an assignment to another bank or other financial institution, (ii) the consent of the Company and the Agent shall be required for all assignments to banks and other financial institutions other than to a then existing Bank or to the parent company or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company (which consents shall not be unreasonably withheld) and
(iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Note subject to such assignment and a processing and recordation fee of

$2,500. In the event that a Bank requests the Company's consent to any assignment which requires such consent, the Company shall have the right (upon notice to such Bank and the Agent) to find a replacement bank or other financial institution (reasonably acceptable to the Agent) to purchase such assignment from such Bank so long as such purchase is on the same terms and conditions as originally proposed by such Bank and is consummated within seven Business Days after the Company's consent is originally requested. In the event that the conditions set forth in the immediately preceding sentence are not satisfied, or the Company elects not to find a replacement assignee, such Bank may consummate its original assignment subject to the satisfaction of the conditions set forth in the second preceding sentence. Upon the execution, delivery, acceptance and recording of an Assignment and Acceptance, from and after the effective date specified in each such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, (y) the assignor Bank thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and (2) at such time, Annex I hereto shall be deemed modified to reflect the Commitments of such new Bank and of the existing Banks.

               (d) Within ten Business Days after the effective date of any Assignment and Acceptance, the Company, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note payable to the order of such assignee Bank in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assignor Bank has retained a Commitment hereunder, a new Note payable to the order of the assignor Bank in an amount equal to the Commitment retained by it hereunder (such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit B hereto).

               (e) Notwithstanding anything to the contrary contained in this
Section 11.04, any Bank may assign, as collateral or otherwise, any of its rights (including, without limitation, rights to payments of principal of and/or interest on the Notes) under this Agreement and any Note to any Federal Reserve Bank without notice to or consent of the Company, the Agent or any Bank.

               11.05 No Waiver; Remedies Cumulative. No failure or delay on the
                     ------------------------------
part of the Company, the Agent or any Bank or any holder of a Note in exercising any right, power or privilege hereunder and no course of dealing between the Company and the Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under the Notes preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Company, the Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Banks or the holder of any Note to any other or further action in any circumstances without notice or demand.

               11.06 Payments Pro Rata. Each of the Banks agrees that if it
                     -----------------
should receive any payment (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under this Agreement or the Notes, or otherwise) in respect of any obligation of the Company under any of the Credit Documents of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total amount of principal, interest, Fees or any other obligation, as the case may be, then owed and due to such Bank bears to the total amount of principal, interest, Fees, or any such other obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse from the other Banks an interest in the obligations of the Company to such Banks in such amount as shall result in a proportional participation by all of the Banks in the aggregate unpaid amount of principal, interest, Fees, or any such other obligation, as the case may be, owed to all of the Banks; provided that if all or any portion of such excess payment is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

               11.07 Calculations; Computations. (a) All computations of
                     --------------------------
interest and fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

               (b) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Company to the Banks); provided that all computations determining compliance with Sections 7.09 and 7.10 shall utilize accounting principles in conformity with those used in the preparation of the financial statements referred to in Section 6.05.

               11.08 Governing Law; Waiver of Jury Trial. (a) THIS AGREEMENT AND
                     -----------------------------------
THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or the Notes may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts and hereby waives any right it may have to object to the bringing of any such action or proceeding in the above said courts based on the grounds of forum non conveniens. The Company further consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its address set forth opposite its name on Annex II hereto. Nothing herein shall affect the right of the Agent, any Bank or any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

               (b) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Notes or the transactions contemplated hereby or thereby.

               11.09 Counterparts. This Agreement may be executed in any number
                     ------------
of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

A complete set of counterparts shall be lodged with the Company and the Agent.

               11.10  Effectiveness. This Agreement shall become effective on
                      -------------
the date (the "Effective Date") on which (i) all of the parties hereto shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent at its Notice Office or, in the case of the Banks, shall have given to the Agent written notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions contained in Section 5 are met to the satisfaction of the Agent and the Required Banks. The Agent will give the Company and each Bank prompt written notice of the occurrence of the Effective Date.

               11.11  Headings Descriptive. The headings of the several sections
                      --------------------
and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

               11.12  Amendment or Waiver. This Agreement may not be changed,
                      -------------------
waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Company and the Required Banks; provided, however, that no such change, waiver, discharge or termination shall, without the consent of each Bank, (i) extend the final maturity of any Loan or Note, or extend the stated maturity of any Letter of Credit beyond the Expiry Date, or reduce the rate or extend the time of payment of interest thereon or Fees, or reduce the principal amount thereof, (ii) increase any Bank's Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in any Commitment shall not constitute an increase in the Commitment of any Bank),
(iii) amend, modify or waive any provision of this Section 11.12, (iv) reduce the percentage specified in the definition of Required Banks or (v) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement or under the Notes. No provision of Section 10 may be amended without the consent of the Agent. Without the consent of each Issuing Bank, no provision of Section 2 may be amended, waived or modified nor may any Issuing Bank's rights or obligations with respect to Letters of Credit be altered.

               11.13  Survival. All indemnities set forth herein including,
                      --------
without limitation, in Sections 1.11, 1.12, 2.06,

4.03, 9.06 and 11.01, shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans hereunder.

               11.14  Domicile of Loans. Each Bank may transfer and carry its
                      -----------------
Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank provided that the Company shall not be liable for any costs arising from the transfer of such Loans from the original lending office of such Bank in respect of such Loan.

               11.15  Confidentiality. (a) Each Bank agrees that it will use
                      ---------------
its best effort not to disclose without the prior consent of the Company (other than to its employees, auditors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Company or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement and which is designated by the Company to the Banks in writing as confidential, provided that any Bank may disclose any such information (i) as has become generally available to the public, (ii) as may be requested by, or required or appropriate in any report, statement or testimony submitted to, any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (v) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Bank, provided, that such prospective transferee or participant agrees to keep any such information confidential on a basis consistent with the provision of this Section 11.15. Each Bank agrees that it will give the Company prompt notice of any obligation by such Bank to disclose any such information as required by clause (iii) or
(iv) above although the failure to give such notice shall not affect the Bank's ability to otherwise disclose such information.

               (b) The Company hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to the Company and its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Company and its Subsidiaries) so long as (i) such information is only used by such affiliate in connection with the administration or monitoring of this Agreement and (ii) such affiliate agrees to keep such information confidential on a basis consistent with the provisions of Section 11.15(a).

               IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


                                              SUN COMPANY, INC.


                                              By /s/ Malcolm I. Ruddock
                                                --------------------------------
                                                Title: Treasurer


                                              BANKERS TRUST COMPANY,
                                                 Individually and as Agent

                                              By /s/ Victoria T. Page
                                                --------------------------------
                                                Title: Managing Agent


                                              BANK OF AMERICA NATIONAL
                                              TRUST AND SAVINGS ASSOCIATION
                                                Individually and as a Co-Agent

                                              By /s/ Richard D. Bluth
                                                --------------------------------
                                                Title: Vice President


                                              BANK OF MONTREAL


                                              By /s/ Bernard J. Silgardo
                                                --------------------------------
                                                Title: Director


                                              THE BANK OF NOVA SCOTIA,
                                                Individually and as a Co-Agent

                                              By /s/ J. Alan Edwards
                                                --------------------------------
                                                Title: Authorized Signatory

                                          THE BANK OF TOKYO TRUST COMPANY


                                          By  /s/ Mark R. Marron
                                            ------------------------------------
                                            Title: Vice President

                                          CHEMICAL BANK


                                          By  /s/ James H. Ramage
                                            ------------------------------------
                                            Title: Vice President


                                          CITIBANK, N.A.


                                          By  /s/ Mark J. Lyons
                                            ------------------------------------
                                             Title: Vice President


                                          CORESTATES BANK, N.A.


                                          By  /s/ Robert Cordell
                                            ------------------------------------
                                             Title: Vice President


                                          CREDIT SUISSE


                                          By  /s/ Christopher J. Eldin
                                            ------------------------------------
                                             Title: Member of Senior Management

                                          By  /s/ Adrian Germann
                                            ------------------------------------
                                            Title: Associate


                                          FIRST FIDELITY BANK, N.A.


                                          By  /s/ Michael J. Ziegler
                                            ------------------------------------
                                            Title: Vice President

                                MELLON BANK, N.A.


                                By  /s/ Mary Ellen Usher
                                  ----------------------------------------------
                                  Title: Vice President


                                MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK,
                                  Individually and as a Co-Agent


                                By  /s/ Carl J. Mehladau, Jr.
                                  ----------------------------------------------
                                  Title: Associate


                                NATIONAL WESTMINSTER BANK PLC (NEW YORK BRANCH)


                                By  /s/ David L. Smith
                                  ----------------------------------------------
                                  Title: Vice President


                                NATIONAL WESTMINSTER BANK PLC (NASSAU BRANCH)


                                By  /s/ David L. Smith
                                  ----------------------------------------------
                                  Title: Vice President


                                ROYAL BANK OF CANADA


                                By  /s/ Don S. Bryson
                                  ----------------------------------------------
                                  Title: Senior Manager

                                                                         ANNEX I
                                                                         -------



                                   COMMITMENTS

                                                                    Amount of
Bank                                                                Commitment


Bankers Trust Company                                           $   45,000,000

Bank of America National Trust and Savings Association              45,000,000

Morgan Guaranty Trust Company of New York                           45,000,000

The Bank of Nova Scotia                                             45,000,000

Bank of Montreal                                                    35,000,000

Bank of Tokyo Mitsubishi Trust Company                              35,000,000

The Chase Manhattan Bank                                            35,000,000

Citibank, N.A.                                                      35,000,000

CoreStates Bank, N.A.                                               35,000,000

First Union National Bank                                           35,000,000

KeyBank National Association                                        35,000,000

Royal Bank of Canada                                                35,000,000

Credit Suisse First Boston                                          20,000,000

Mellon Bank, N.A.                                                   20,000,000

Total Commitment                                                $  500,000,000

                                                                        ANNEX II
                                                                        --------


                               NOTICE INFORMATION

1. Sun Company, Inc.                       1801 Market Street
                                           Philadelphia, PA 19103-1699
                                           Attn: Malcolm Ruddock
                                           Telephone No.: (215) 977-6495
                                           Telecopy No.: (215) 977-3902

2. Bankers Trust Company                   130 Liberty Street
                                           37th Floor
                                           New York, NY 10006
                                           Attn: Cristin Connelly
                                           Telephone No.: (212) 250-3327
                                           Telecopy No.: (212) 250-8693

3. Bank of America National                333 Clay Street
   Trust and Savings                       Suite 4550
   Association                             Houston, TX 77002
                                           Attn: Harold A. Dietler
                                           Telephone No.: (713) 651-4917
                                           Telecopy No.: (713) 651-4808


4. Bank of Montreal                        430 Park Avenue
                                           New York, NY 10022
                                           Attn: Elizabeth Trapp
                                           Telephone No.: (212) 605-1432
                                           Telecopy No.: (212) 605-1451

5. The Bank of Nova Scotia                 1 Liberty Plaza
                                           26th Floor
                                           New York, NY 10006
                                           Attn: Philip N. Adsetts
                                           Telephone No.: (212) 225-5010
                                           Telecopy No.: (212) 225-5090

6. Bank of Tokyo                           U.S. Corporate Banking Division
   Mitsubishi Trust Company                1251 Avenue of the Americas
                                           12th Floor
                                           New York, NY 10020-1104
                                           Attn: Mark R. Marron
                                           Telephone No.: (212) 782-4337
                                           Telecopy No.: (212) 782-6440

                                                                        ANNEX II
                                                                          Page 2

7.  Chase Manhattan Bank       707 Travis Street
                               7th Floor
                               Houston, TX 77002
                               Attn: David Mills
                               Telephone No.: (713) 216-4319
                               Telecopy No.: (713) 216-6387

8.  Citibank, N.A.             399 Park Avenue
                               4th Floor - Zone 4
                               New York, NY 10043
                               Attn: Kristin Spindler
                               Telephone No.: (212) 559-8226
                               Telecopy No.: (212) 832-9857

9.  CoreStates Bank, N.A.      P.O. Box 7618
                               FC l-8-3-14
                               Philadelphia, PA 19101-7618
                               Attn: Robert M. Cordell
                               Telephone No.: (215) 973-3648
                               Telecopy No.: (215) 973-6745

10. Credit Suisse First        11 Madison Avenue, 19th Floor
    Boston                     New York, NY 10010
                               Attn: Eric Eckholdt
                               Telephone No.: (212) 325-9619
                               Telecopy No.: (212) 325-8350

11. First Union National       123 South Broad Street
    Bank                       PA 1242
                               Philadelphia, PA 19109
                               Attn: Carl Goelz
                               Telephone No.: (215) 985-7556
                               Telecopy No.: (215) 985-8793

12. KeyBank National           127 Public Square
    Association                Sixth Floor
                               Cleveland, OH 44114
                               Attn: Karen Lee
                               Telephone No.: (216) 689-8065
                               Telecopy No.: (216) 689-4981

                                                                        ANNEX II
                                                                          Page 3

13. Mellon Bank, N.A.          500 Grant Street
                               One Mellon Bank Center
                               Room 4425
                               Pittsburgh, PA 15258
                               Attn: Mary Ellen Usher
                               Telephone No.: (412) 236-1203
                               Telecopy No.: (412) 236-1840

14. Morgan Guaranty Trust      60 Wall Street
    Company of New York        New York, NY 10260-0060
                               Attn: James S. Finch (banking contact)
                               Telephone No.: (212) 648-7141
                               Telecopy No.: (212) 648-5052

                               (Send compliance documents to):
                               J.P. Morgan Services, Inc.
                               500 Stanton-Christiana Road
                               Newark, DE 19713-2107
                               Attention: Christine Green
                               Telephone No.: (302) 634-4242
                               Telecopy No.: (302) 634-1096

15. Royal Bank of Canada       Grand Cayman (North America No. 1) Branch
                               c/o New York Branch
                               Financial Square, 23rd Floor
                               New York, NY 10005-3531
                               Attn: Manager, Credit Administration
                               Telephone No.: (212) 428-6311
                               Telecopy No.: (212) 428-2372

                               with a copy to:

                               600 Wilshire Boulevard, Suite 800
                               Los Angeles, CA 90017
                               Attn: Gil Benard
                               Telephone No.: (213) 955-5321
                               Telecopy No.: (213) 955-5350

                               Houston, TX
                               Phone: (713) 376-3400
                               Fax: (713) 376-3449